As filed with the Securities and Exchange Commission on July 6, 2009

Registration No. 333-160287

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

VanceInfo Technologies Inc.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3/F Building 8, Zhongguancun Software Park,

Haidian District, Beijing 100193

People’s Republic of China

+86 (10) 8282-5266

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 664-1666

(Name, address and telephone number of agent for service)

Copies to:

David T. Zhang, Esq.

Latham & Watkins

41st Floor, One Exchange Square

8 Connaught Place, Central

Hong Kong

(852) 2912-2503

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Primary Offering
Ordinary shares, par value US$0.001 per ordinary share(2)	350,000	$14.40	$5,040,000	$281.23
Secondary Offering
Ordinary shares, par value US$0.001 per ordinary share(2)	7,850,000	$14.40	$113,040,000	$6,307.63
Total	8,200,000	$14.40	$118,080,000	$6,588.86	(4)

(1)	Includes (i) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the ordinary shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an over-allotment option. These ordinary shares are not being registered for the purposes of sales outside of the United States.
(2)	American depositary shares (“ADSs”) issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333-147602).
(3)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the ADSs representing the ordinary shares reported on the New York Stock Exchange on July 2, 2009.
(4)	A filing fee of $4,497.48 was previously paid in connection with the initial filing of this Registration Statement on June 29, 2009. The aggregate filing fee of $6,588.86 is being offset by the $4,497.48 payment previously made.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT TO PRELIMINARY PROSPECTUS DATED JULY 6, 2009

(Subject to Completion)

7,120,000 American Depositary Shares

VanceInfo Technologies Inc.

Representing 7,120,000 Ordinary Shares

This is an offering of an aggregate of 7,120,000 American Depositary Shares, or ADSs, each of which represents one ordinary share, par value US$0.001 per share, of VanceInfo Technologies Inc., or VanceInfo. We are offering 300,000 ADSs, and the selling shareholders named in this prospectus supplement are offering an additional 6,820,000 ADSs. We will not receive any proceeds from the sale of ADSs by the selling shareholders. We have granted the underwriters an option to purchase up to 45,000 ADSs, and the selling shareholders have granted the underwriters an option to purchase up to 1,023,000 ADSs, in each case at the public offering price, less underwriting discount and commissions, within 30 days from the date of this prospectus supplement to cover over-allotments.

Our ADSs are listed on the New York Stock Exchange, or NYSE, under the symbol “VIT.” On July 2, 2009, the closing sale price of our ADSs on the NYSE was US$14.25 per ADS.

Investing in our ADSs involves risks. See “Risk Factors” beginning on page S-18.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Public Offering Price	US$	US$
Underwriting Discount	US$	US$
Proceeds to VanceInfo (before expenses)	US$	US$
Proceeds to the selling shareholders (before expenses)	US$	US$

The underwriters expect to deliver the ADSs to purchasers on or about                     , 2009.

Citi		J.P.Morgan

Cowen and Company	Oppenheimer & Co.	Susquehanna Financial Group, LLLP

The date of this prospectus supplement is                     , 2009

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part consists of the accompanying prospectus, which gives more general information, some of which may not be applicable to this offering.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus supplement and the accompanying prospectus, unless otherwise indicated:

•

“we,” “us,” “our company,” “our” and “VanceInfo” refer to VanceInfo Technologies Inc. , a Cayman Islands company, its predecessor, the IT services business of Beijing Wensi Chuangyi Software Technology Co., Ltd., its subsidiaries and its variable interest entity, Shanghai Megainfo Tech Co., Ltd., or Megainfo, before its liquidation in January 2009;

•	“ADSs” refers to our American depositary shares, each of which represents one ordinary share, and “ADRs” refers to the American depositary receipts that evidence our ADSs;

•

“attrition rate,” with respect to an information technology, or IT service company or its business unit during a specified period, refers to the ratio of the number of professionals that have left that company during the period, excluding employees employed for less than six months, to the number of full-time professionals that were on that company’s payroll at the ending date of the same period;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for purposes of this prospectus supplement only, Taiwan, Hong Kong and Macau;

•	“Citibank” refers to Citibank N.A., Singapore Branch and Citicorp Software and Technologies Services (Shanghai) Limited;

•	“Huawei” refers to Huawei Technologies Co., Ltd. and certain of its affiliates;

•	“IBM” refers to International Business Machines China Company Limited, IBM Global Services (China) Company Limited and IBM Solution and Services (Shenzhen) Co., Ltd.;

•	“Microsoft” refers to Microsoft Corporation and Microsoft (China) Co., Ltd.;

•	“professionals,” with respect to an IT service company, refer to employees executing IT services for its clients;

•	“RMB” or “Renminbi” refers to the legal currency of China, “US$,” “U.S. dollar” or “$” refers to the legal currency of the United States;

•	“shares” or “ordinary shares” refers to our ordinary shares with par value US$0.001 per share;

•	“TIBCO” refers to TIBCO Software Inc.; and

•	all shares and per share data have been adjusted to reflect a 100-for-1 split that became effective on March 10, 2005 and a further 10-for-1 split that became effective on November 3, 2005.

SUMMARY

The following summary contains information about us and the offering. It may not contain all of the information that may be important to you in making an investment decision. For a more complete understanding of us and the offering, we urge you to read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section and the documents incorporated by reference, including our financial statements and the notes to those statements contained in such documents. Unless otherwise indicated or the context otherwise requires, the information in this prospectus supplement assumes that the underwriters in the offering do not exercise their over-allotment option to purchase additional ADSs.

Overview

We are an IT service provider and one of the leading offshore software development companies in China. According to International Data Corporation, or IDC, a leading independent market research firm, we ranked as the number one China-based offshore software development service provider for the North American and European markets in 2007 and 2008 as measured by revenues. Our comprehensive range of IT services includes research and development services, or R&D services, enterprise solutions, application development and maintenance, or ADM, quality assurance and testing, as well as globalization and localization. We provide these services primarily to corporations headquartered in the United States, Europe, Japan and China, targeting selected industries with high growth potential for IT services such as technology, telecommunications, financial services, manufacturing, retail and distribution.

We offer our services through our globally integrated network of onsite and offsite delivery locations, primarily in China, to enable our clients to focus on their core competencies and improve operating efficiencies. With over 5,400 professionals as of March 31, 2009, we operate a number of development centers in China, or CDCs, each with dedicated project teams and facilities designed to provide tailored solutions to individual clients. We believe that these dedicated CDCs provide our clients with differentiated services and enhance their confidence in our capabilities. We also deliver our services at clients’ facilities or via our offices in major cities across China, and in the United States and Japan.

Our major clients include IBM, Microsoft, Huawei, TIBCO and a European mobile handset manufacturer, and we commenced our relationships with them in 1995, 1997, 2004, 2005 and 2007, respectively. The number of our clients increased significantly from 66 for 2004 to 241 for 2008. We deploy our sales and marketing teams in several of our key target markets and in close proximity to our clients, which enables us to better understand our clients’ needs, effectively cross-sell our services and develop new client relationships.

In recent years, we have experienced significant organic growth, complemented by selective strategic acquisitions. Since 2005, we have made a number of acquisitions to strengthen our service lines and industry expertise, diversify our client base, and expand our sales network and delivery platform. Our net revenues grew from US$29.1 million in 2006 to US$102.7 million in 2008, representing a compound annual growth rate, or CAGR, of 88.0%. Our net income grew from US$4.4 million to US$16.2 million over the same period, representing a CAGR of 92.3%. Between the first quarter of 2008 and the first quarter of 2009, our net revenues and net income grew 46.8% and 26.6%, respectively, from US$20.5 million and US$3.0 million in the three months ended March 31, 2008 to US$30.1 million and US$3.8 million in the three months ended March 31, 2009.

Industry Background

The role of IT in businesses has transformed from an operational overhead to a major source of competitive advantage. Today, businesses depend on IT to enhance productivity, increase service levels and accelerate time-to-market. Since delivering these benefits in a cost-effective manner is critical to the success of an organization, businesses globally are outsourcing a growing portion of their IT processes. More significantly, many of these businesses are increasingly outsourcing IT processes to offshore locations, such as China and India, which offer a variety of benefits, including a high-quality and cost-effective workforce, fast delivery of new IT services and innovations in solutions, processes and technologies.

Over the last few years, driven by the rising labor costs and high levels of attrition in India, as well as a need to reduce their regional dependence on India, multinational corporations have increasingly focused on finding attractive alternative offshore outsourcing destinations such as China. Due to its technology sophistication and substantial low cost talent pool, as well as an increasing trend in multinational corporations expanding their operations in Asia, China has developed into an important offshore outsourcing destination. At the same time, China has a significant domestic IT services market driven by continued growth in the domestic economy and increased IT spending from government agencies, state-owned enterprises and local corporations.

IDC has predicted that the overall global IT spending will grow to US$1.8 trillion by 2013, representing a CAGR of 3.6% from 2007, while the global offshore IT services market will grow to US$41.9 billion by 2013, representing a CAGR of 8.6% over the same period. IDC has estimated that China’s domestic IT services market will increase from US$7.7 billion in 2007 to US$18.2 billion in 2013, representing a CAGR of 15.5%. IDC has further predicted that the China-based offshore software development industry will grow from US$2.0 billion in 2007 to US$6.8 billion in 2013, representing a CAGR of 22.9%. The growth of the China-based IT services industry is expected to far outpace the growth of the global IT spending and global offshore IT services market. We believe that established China-based IT services companies like us are well positioned to benefit from these trends.

China-based IT Services Industry

We believe that the growth of the China-based IT services industry is expected to significantly outpace the overall global IT services industry.

•

China-based Domestic IT Services Industry.    China is one of the largest emerging markets for IT services, backed by strong domestic economic growth, government incentives and market stimulus policies. IDC has estimated that China’s domestic spending on IT services will grow at a CAGR of 15.5% from US$7.7 billion in 2007 to US$18.2 billion in 2013. We believe the Chinese government’s RMB4 trillion (US$576.3 billion) market stimulus package introduced in 2008, which promotes crucial infrastructure projects that should generate significant domestic demand for IT services, will also contribute to IT services growth in China.

•

China-based Offshore IT Services Industry.    As part of the growth of the IT services industry in China, China is rapidly developing as an emerging alternative destination for U.S., European and Japanese companies to offshore their IT services. By outsourcing to China, overseas companies are able to access its fast growing supply of professionals while aligning their IT offshoring initiatives with their overall China business development strategies. As shown in the graph below, IDC has estimated that the China-based offshore software development industry, including services in ADM, testing, embedded software development, localization, as well as software research and development outsourcing, will grow from US$2.0 billion in 2007 to US$6.8 billion in 2013, representing a CAGR of 22.9%. Within the China-based offshore software development market, IDC has predicted that revenues contributed by the North American and European end markets would increase to US$4.1 billion by 2013, representing 60.3% of the China-based offshore development market and a CAGR of 31.3% from 2007. The growth of the China-based offshore software development industry is expected to far outpace that of the global offshore IT services industry.

Key Growth Drivers of the China-based IT Services Industry

The China-based domestic and offshore IT services industries are expected to experience significant growth mainly driven by:

•

Diversification away from more established Indian IT offshoring companies, driven by rising labor costs and high levels of attrition in India, as well as a need to reduce regional dependence on India for IT services;

•	Growing recognition of China as a preferred destination for offshore IT services due to its increasing technology sophistication and substantial low cost talent pool;

•	Further expansion of multinational corporations in China driving increased offshore IT spending for Chinese vendors given proximity advantages;

•	Rapid growth in domestic demand for IT services backed by continued growth in the local economy and government incentives and market stimulus initiatives;

•	Substantial talent pool with a significant cost advantage resulting from a large number of science and engineering graduates in China entering the workforce at relatively low wage levels; and

•	Strong government support for the IT and high technology industries including the adoption of various incentives, such as favorable tax treatment, to enhance the growth of the IT services industry.

Our Strengths

We believe that the following strengths differentiate us from our competitors and enable us to capitalize on the projected growth in the IT services industry in China:

•	Proven Ability to Grow Rapidly and Sustain Profitability

According to IDC, we ranked as the number one China-based offshore software development service provider, as measured by revenues, for the North American and European markets in both 2007 and 2008. We have experienced significant organic growth in recent years complemented by selective strategic acquisitions, while maintaining our profitability. Our net revenues grew from US$8.2 million in 2004 to US$102.7 million in 2008, representing a CAGR of 88.1%, and our net income grew from US$1.1 million in 2004 to US$16.2 million in 2008, representing a CAGR of 94.9%. We believe that our growth significantly outpaced the growth of the global IT services industry as well as the offshore IT services industries in India and China.

The number of our clients increased significantly from 66 for 2004 to 241 for 2008 and the number of our professionals increased from 536 as of December 31, 2004 to over 5,400 as of March 31, 2009. We have successfully managed our growth by investing in infrastructure and recruiting, training and rapidly deploying new professionals. We have achieved and maintained profitability as we rapidly expanded our business operations and continued to broaden our service lines.

•	Extensive Suite of Sophisticated IT Services and Flexible Delivery Model

We have extensive experience in R&D services and have accumulated a variety of skill sets with respect to the development of software applications over a broad range of technology areas. Our R&D resources allow us to serve clients that seek highly skilled product development services, including services for their core technologies. On the strength of our core competencies in R&D services, we now provide a comprehensive suite of IT services that span the entire software development life cycle, ranging from enterprise solutions, ADM, quality assurance and testing to globalization and localization. We have a well-defined methodology to update and extend our service lines to meet the evolving needs of the global marketplace.

We have established a broad and flexible delivery base for our services. We currently operate a number of CDCs with dedicated project teams and facilities designed to provide tailored solutions for individual clients. We employ advanced technologies to ensure a high level of security, confidentiality and intellectual property protection. Our professionals serve our clients onsite and via our offices in major cities across China, and in the United States and Japan. We believe our delivery base offers us a number of important business advantages, including a scalable infrastructure to efficiently deploy resources, an enhanced ability to service major clients with dedicated resources and enhanced business continuity capabilities.

•	Long-standing Track Record with Blue-chip Clients

We have established long-standing relationships with some of the world’s leading companies including Citibank, Huawei, IBM, Microsoft and TIBCO. Our relationship with these blue chip clients originated with discrete projects and evolved into cross-company multi-service projects due to the strength of our execution capabilities, quality delivery results and diversified service offerings. We have achieved strong revenue growth by focusing on such select, long-term customer relationships that we refer to as strategic accounts. Our top five clients in 2008 in aggregate accounted for 53.8% of our net revenues in 2008. Net revenues from four of these five clients who we have served since 2006 grew from US$17.2 million in 2006 to US$28.8 million in 2007, and to US$46.3 million in 2008, representing a CAGR of 64.2%. By leveraging our long-standing client relationships, we are able to gain a better understanding of our clients’ needs and effectively cross-sell our services. In addition, our success with existing clients provides us with strong references and validation to help secure new clients. Our track record with such blue-chip clients and the strength of our delivery capabilities enabled us to recently win a contract from a leading global online travel services provider to provide ADM services.

•	Strategic Positioning in Select Attractive Industries and Geographic Markets

Our business is diversified across a range of industries and geographic markets. We have targeted a number of industries such as technology, telecommunications and financial services through a combination of organic growth and focused acquisitions and are thus strategically positioned to benefit from the attractive growth opportunities for IT services in these industries. Our clients include, among others, IBM, Microsoft and TIBCO in the technology industry, Huawei and a leading European handset manufacturer in the telecommunications industry, and China Merchants Bank and Citibank in the financial services industry. Our expertise and experience in these industries enables us to better respond to the technological challenges faced by our clients and expand our service lines and client base.

Our client base is geographically diverse, comprising corporations headquartered in the United States, Europe, Japan and China. We believe that our diversified geographic coverage, particularly the growth of our business in China, has assisted us in weathering the current economic downturn, including that in the United States and

Japan. We believe that our diversified business model will assist us in achieving relatively stable revenue and cash flow, which will allow us to more effectively plan and invest in the growth of our business.

•	Experienced Management Team and High-quality Professionals

We benefit from the effective leadership of a management team with diverse backgrounds and extensive experience in IT services. Our top eight senior managers have an average of 16 years of industry experience in their relevant fields. Our management team has extensive experience in working outside of China and managing the business operations of both domestic and multinational corporations. Moreover, we believe that our management team has successfully guided our rapid expansion while increasing client satisfaction.

Our reputation as a leading offshore software development service provider in China and our relationships with high-profile clients allow us to attract and retain talent in China. In addition, our internship programs at 14 Chinese universities and various on-campus training activities give us a high profile within a high-quality talent pool and hence a competitive edge in recruiting the best candidates.

•	Disciplined Acquisition Strategy and Proven Integration Capability

The primary driver of our growth has been organic business development, complemented by selective strategic acquisitions. Since 2005, we have completed a number of acquisitions and have demonstrated our ability to successfully integrate acquisitions into our business. These acquisitions have strengthened our service lines and industry expertise, diversified our client base and expanded our delivery platform. For example, our acquisitions of two service providers of Huawei, one of our major clients, in 2008 and 2009, brought us over 200 experienced IT professionals and strengthened our relationship with Huawei. Our acquisition of Wireless Info Tech, Ltd. in 2008 expanded our onshore delivery capabilities, enhanced our business development platform in the United States, and bolstered our position in outsourcing services for the mobile telecommunications sector. Our acquisition of Shanghai Solutions Software Co., Ltd. and our contractual agreements with Megainfo in 2007 broadened our Japanese client base and added executives with Japanese expertise. Our acquisition of Beijing Innovation Technology Co., Ltd. in 2007 strengthened our R&D services capabilities and mobile telecommunications expertise and provided us with access to cooperation with more clients in the mobile sector. Our acquisition of Beijing Prosoft Software Technology Co., Ltd. in 2006 brought us a group of approximately 170 highly experienced and motivated professionals and strengthened our expertise in the telecommunications industry. Substantially all senior management members of the acquired companies have remained with us and become an integral part of our management team.

•	Domestic and International Brand Recognition and Reputation as the Leading Chinese IT Services Provider

We ranked as the number one China-based offshore software development service provider for the North American and European markets as measured by revenues in both 2007 and 2008, according to IDC. Additionally, in the first quarter of 2009, we were listed on two leading global outsourcing rankings: the 2009 Global Outsourcing 100 list by the International Association of Outsourcing Professionals (IAOP), and the 2009 Global Services 100 list by Global Services and neoIT. In the IAOP ranking, we were promoted to the “Leaders” category, where we were awarded a top 10 spot on the sub-list “Leaders—Research & Development Services.” We were also listed on the “Leaders: Emerging Asian Markets” top 10 sub-list of the Global Services ranking.

Due to the consistent recognition from industry bodies and independent third party research organizations, and as the only U.S.-listed China-based IT services provider with substantial business from both the domestic and the offshore markets, we enjoy significant brand awareness among both our international and domestic client base. We believe that this enhanced brand visibility and the credibility that we derive from our U.S. listing significantly enhances our access to prospective clients and our ability to expand existing client relationships.

Our Strategy

Our goal is to maintain our leadership in the rapidly growing IT services industry in China. Our growth strategy consists of the following elements:

•	Further Strengthen and Expand Service Line Expertise

We intend to distinguish ourselves by further enhancing our capabilities across the full spectrum of IT services. We aim to continue leveraging our current technical capabilities and expertise to expand into new lines of business that require a more complex skill set and offer higher billing rates. While we continue to strengthen our competencies in R&D services, ADM, quality assurance and testing, and globalization and localization, we will devote greater resources to enterprise solutions and consulting services, which present significant market potential. We also continually evaluate other areas of growth, such as business process outsourcing and infrastructure outsourcing. We aim to provide our clients with a “one-stop shop” solution to meet all of their external IT service needs. We also plan to obtain additional quality control certifications to inspire greater client confidence in our services. Furthermore, as many of our existing services are complementary, we intend to bundle them and provide more sophisticated and higher value-added IT services to our clients.

•	Continue to Penetrate and Grow Strategic Client Accounts

Building on our established relationships with contacts within existing clients, we will continue cross-selling our wide range of services to other departments and regional offices of our clients. We plan to leverage our strong presence in China and Japan and our better understanding of the cultures and markets of these countries to provide more technical support for our clients’ marketing activities in these countries. We believe that our participation in these marketing efforts presents new opportunities to further develop our partnerships with our clients and will contribute to our revenue growth while creating additional value for our clients through high-quality performance and delivery.

•	Expand Geographic and Industry Reach

We plan to continue to grow our client base in the United States and Europe by strengthening our sales and marketing efforts within these markets. We will also continue to focus on maintaining market share in the Japanese outsourcing market and serving U.S. customers in Japan based on our enhanced Japanese delivery capabilities. In addition, as China is one of the fastest growing economies in the world and has a substantial domestic IT services market, we intend to devote greater efforts to capturing the increasing market opportunities presented by the expected growth in the Chinese domestic demand for IT service expertise.

We also intend to broaden our expertise to cover a wider range of industries. We will enhance our core competencies in the technology and telecommunications industries, and strengthen our competencies in the financial services industry. Furthermore, we intend to strengthen our position in the manufacturing, retail and distribution industries while diversifying into other industries in which clients are seeking to outsource their IT service requirements.

•	Continue to Improve and Optimize Delivery Capabilities

We intend to develop and maintain a robust delivery infrastructure that will enable us to accommodate volume increases, add new processes, rapidly scale existing processes and meet clients’ evolving demands. We plan to build a multi-shore, global delivery model by exploring opportunities to establish additional overseas delivery offices and expand into other parts of China in response to market demand and client preference. We intend to enhance our human resource management by capitalizing on China’s large talent pool, especially the cost-effective talent supply from outside the major cities, while enhancing our retention efforts. We will continue our focus on systematic knowledge management and internal education by leveraging the learning and experiences of our employees. We have also invested heavily in improving our technical process management system in order to better streamline our delivery process and project management.

•	Pursue Further Strategic Acquisitions and Alliances

Our disciplined and selective approach to acquisitions has allowed us to integrate our operations onto the same platform while simultaneously expanding the breadth of our service lines and our industry and geographic coverage. Building on our strong acquisition track record, we plan to continue to selectively consider strategic relationships with industry leaders or acquisitions that would complement our existing services or client base, add to our industrial expertise coverage, or expand our geographic reach. In particular, we plan to strengthen our industry competencies and enhance our onshore delivery capabilities through acquisitions of and partnerships with synergistic IT services companies in the United States and China.

Our Challenges

The primary challenges we face include:

•	the effect of the global economic downturn on our business and operating results;

•	our dependence on a limited number of clients;

•	our concentration in a limited number of industries;

•	intense competition from other IT outsourcing companies;

•	management of our growth and effective integration of acquired businesses; and

•	increases in wages for professionals and the recruitment and retention of trained employees.

We also face other risks and uncertainties that may materially affect our business, financial condition, results of operations and prospects. You should consider the risks discussed or incorporated by reference in “Risk Factors” and elsewhere in this prospectus supplement and the accompanying prospectus, including those in the “Recent Developments” section of the accompanying prospectus, before investing in the ADSs.

Corporate Structure

We commenced operations in 1995 through Beijing Wensi Chuangyi Software Technology Co., Ltd., or Wensi Chuangyi, a limited liability company established in China. In 1999 and 2002, two subsidiaries of Wensi Chuangyi, Shanghai Wensi Chuangyi Technology Co., Ltd., or Shanghai Wensi Chuangyi, and Wuhan Wensi Chuangyi Technology Co., Ltd., or Wuhan Wensi Chuangyi, were incorporated in China as part of the expansion of our IT services businesses.

Our holding company, VanceInfo Technologies Inc. , or VanceInfo, was incorporated under the laws of the British Virgin Islands in April 2004. In July 2004, we formed VanceInfo Creative Software Technology Ltd., or VanceInfo Beijing, a wholly owned subsidiary of VanceInfo, in China. In August 2004, VanceInfo Beijing acquired the IT services business and related assets of Wensi Chuangyi, including those of Shanghai Wensi Chuangyi and Wuhan Wensi Chuangyi. In October 2005, VanceInfo was redomiciled to the Cayman Islands, and is currently an exempted company with limited liability operating under the Companies Law (2007 Revision).

The following diagram illustrates our current corporate structure and the place of formation and affiliation of each of our subsidiaries as of the date hereof.

(1)	VanceInfo Japan Inc., or VanceInfo Japan, formerly named Worksoft Japan Inc., has 1,400,000 outstanding shares, with 1,399,900 shares owned by VanceInfo, 100 shares owned by Mr. Xiaolai Wang, a Chinese citizen.
(2)	VanceInfo Creative Software Technology Ltd., or VanceInfo Beijing, a Chinese limited liability company, 100% owned by VanceInfo.
(3)	VanceInfo Technologies Inc., or VanceInfo US, formerly named Worksoft Creative Software Technology Inc., a corporation incorporated under the laws of the State of Delaware in the United States, 100% owned by VanceInfo.
(4)	VanceInfo Creative Software Technology Ltd., or VanceInfo BVI, formerly named Worksoft Creative Software Technology Ltd., a holding company incorporated under the laws of the British Virgin Islands, 100% owned by VanceInfo.
(5)	Nanjing VanceInfo Creative Software Technology Limited, or Nanjing VanceInfo, a Chinese limited liability company, 100% owned by VanceInfo Beijing.
(6)	Shanghai VanceInfo Creative Software Technology Limited, or VanceInfo Shanghai Creative, a Chinese limited liability company, 100% owned by VanceInfo Beijing.
(7)	Beijing Chosen Technology Co., Ltd., or Chosen, a Chinese limited liability company, 100% owned by VanceInfo Beijing.
(8)	Shanghai VanceInfo Technologies Limited, or Shanghai VanceInfo, formerly named Shanghai Solutions Software Co., Ltd., a Chinese limited liability company, 100% owned by VanceInfo Beijing.
(9)	Wireless Info Tech, Ltd., or WIT, a corporation incorporated under the laws of the California in the United States, 100% owned by VanceInfo US.
(10)	VanceInfo Malaysia Inc. Sdn. Bhd., or VanceInfo Malaysia, a corporation incorporated under the laws of Malaysia, 100% owned by VanceInfo BVI.
(11)	VanceInfo Technologies Limited, or VanceInfo Hong Kong, formerly named Worksoft Information Technology Service Limited, a company incorporated under the laws of Hong Kong, 100% owned by VanceInfo BVI.
(12)	TP Teleservices Limited, a company incorporated under the laws of Hong Kong, 100% owned by VanceInfo BVI.
(13)	TP (Hong Kong) Limited, or TP Hong Kong, a company incorporated under the laws of Hong Kong, 100% owned by VanceInfo BVI.
(14)	TP Consultants Limited, a company incorporated under the laws of Hong Kong, 100% owned by VanceInfo BVI.
(15)	TP (Taiwan) Limited, a company incorporated under the laws of Hong Kong, 100% owned by VanceInfo BVI.
(16)	VanceInfo Technologies Limited, or VanceInfo Tianjin, a Chinese limited liability company, 100% owned by VanceInfo Hong Kong.
(17)	Shenzhen VanceInfo Creative Software Technology Limited, or VanceInfo Shenzhen, a Chinese limited liability company, 100% owned by VanceInfo Hong Kong.
(18)	TP Software Technology (Shanghai) Co., Ltd., or TP Shanghai, a Chinese limited liability company, 100% owned by TP Hong Kong.

In addition, we have a 33% equity interest in Link Result Limited, or Link Result, a China-based company providing IT outsourcing services to multinational financial institutions. The investment is accounted for using the equity method of accounting. We have the right to acquire the remaining 67% within a certain time period at our sole discretion, at a price conditional upon Link Result’s financial performance.

Corporate Information

Our principal executive offices are located at 3/F, Building 8, Zhongguancun Software Park, Haidian District, Beijing 100193, People’s Republic of China. Our telephone number at this address is +86 (10) 8282-5266. Our registered office in the Cayman Islands is located at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, P.O. Box 2681, George Town, Grand Cayman, KY1-1111, Cayman Islands. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our principal website is www.vanceinfo.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011.

Recent Developments

In July 2009, we acquired the operating subsidiaries of TP Corporation Limited, or TP, a Hong Kong-headquartered provider of customer relationship management, or CRM, solutions and call center services. TP develops and markets customer care software products in China and Southeast Asia and provides call center outsourcing services in Hong Kong. With over 25,000 CRM software licenses installed, TP helps its clients in telecommunications, financial services and government sectors to automate customer operation, support and management. Under the terms of the agreement, we will pay an initial consideration of approximately US$1.1 million in cash in July 2009. Contingent consideration of up to US$5.6 million in cash and US$4.3 million in ordinary shares will be paid based on TP’s financial performance in the next 18 to 30 months. We believe this acquisition will enhance our solutions capability and broaden our client base, reaching out to customers in Hong Kong and Southeast Asia in various sectors.

The Offering

The following summary contains basic information about our ADSs being offered and is not intended to be complete. It may not contain all the information that is important to you. For a more complete understanding of our ADSs, please refer to the sections of the accompanying prospectus entitled “Description of Share Capital” and “Description of American Depositary Shares.”

Issuer	VanceInfo Technologies Inc.

Total ADSs offered	7,120,000 ADSs

By us	300,000 ADSs

By the selling shareholders	6,820,000 ADSs

Ordinary shares outstanding immediately after this offering	39,420,879 ordinary shares(1)

The ADSs	Each ADS represents one ordinary share.

The depositary will hold the ordinary shares underlying your ADSs. You will have rights as provided in the deposit agreement. You may turn in your ADSs to the depositary in exchange for ordinary shares. The depositary will charge you fees for any exchange. We may amend or terminate the deposit agreement without your consent. If you continue to hold your ADSs, you agree to be bound by the deposit agreement as amended.

To better understand the terms of the ADSs, you should carefully read the “Description of American Depositary Shares” section of the accompanying prospectus.

Depositary	JPMorgan Chase Bank N.A.

Over-allotment Option	We have granted the underwriters an option to purchase up to 45,000 additional ADSs, and the selling shareholders have granted the underwriters an option to purchase up to 1,023,000 additional ADSs, in each case at the public offering price, less underwriting discount and commissions, within 30 days from the date of this prospectus supplement to cover over-allotments.

Listing	Our ADSs are listed on the NYSE under the symbol “VIT.”

Use of Proceeds	Our net proceeds from this offering are expected to be approximately US$3.4 million (approximately US$4.0 million if the underwriters’

(1)	Excluding 422,213 shares issuable unconditionally in connection with our acquisitions and including 2,000,000 ordinary shares issued to our depositary bank, representing ADSs transferred or to be transferred to our employees upon the exercise of share options or the vesting of restricted share units. As of March 31, 2009, 237,181 ordinary shares out of the 2,000,000 ordinary shares referred to above had been transferred to our employees upon exercise of share options or the vesting of restricted share units, and the remaining 1,762,819 ordinary shares represent unexercised share options and unvested restricted share units.

over-allotment option is exercised in full), assuming an offering price of US$14.25 per ADS, which is the reported last sale price for the ADSs on the NYSE on July 2, 2009. We plan to use the net proceeds we receive from this offering for general corporate purposes. We will not receive any proceeds from the ADSs sold by the selling shareholders.

Risk Factors	An investment in our ADSs involves risks. You should carefully consider the information set forth in the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors,” as well as other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in the ADSs.

Lock-up Agreements	We, the selling shareholders and three of our directors who are affiliated with certain of the selling shareholders have agreed that, subject to limited exceptions, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement under the Securities Act relating to, our ADSs or ordinary shares or any securities convertible into or exchangeable for our ADSs or ordinary shares. In the event that either (x) during the last 17 days of the 90-day period referred to above, we issue an earnings release or a press release announcing a significant event or (y) prior to the expiration of such 90 days, we announce that we will release earnings or issue a press release announcing a significant event during the 16-day period beginning on the last day of such 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the press release. Six individual shareholders affiliated with certain of the selling shareholders, who own an aggregate of approximately 388,649 ordinary shares, have not entered into lock-up agreements. See “Selling Shareholders” and note (16) to the table included therein.

In addition, our executive officers and directors who are not selling shareholders (other than the three directors referred to above) in this offering have agreed that, subject to limited exceptions, for a period of 60 days from the date of this prospectus supplement, they will not, without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, including causing the filing (or participation in the filing) of a registration statement under the Securities Act relating to, our ADSs or ordinary shares or any securities convertible into or exchangeable for our ADSs or ordinary shares. In the event that either (x) during the last 17 days of the 60-day period referred to above, we issue an earnings release or a press release announcing a significant event or (y) prior to the expiration of such 60 days, we announce that we will release earnings or issue a press release announcing a significant event during the 16-day period beginning on the last day of such 60-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the press release.

Summary Consolidated Financial And Operating Data

The summary consolidated statement of operations data for the years ended December 31, 2006, 2007 and 2008 and the consolidated balance sheet data as of December 31, 2007 and 2008 have been derived from our audited consolidated financial statements in our annual report on Form 20-F for the year ended December 31, 2008. The summary consolidated financial statement data for the years ended December 31, 2006, 2007 and 2008 included herein do not reflect the adoption of FASB Statement No. 160, “Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No.51”, and therefore has not been prepared on the same basis as the unaudited consolidated financial information data as of March 31, 2009 and for the three months ended March 31, 2008 and 2009 included below. The summary consolidated financial data should be read in conjunction with those financial statements and the accompanying notes and “Operating and Financial Review and Prospects” included in our annual report on Form 20-F as filed with the Securities and Exchange Commission on May 15, 2009, incorporated by reference in the accompanying prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. The historical results are not necessarily indicative of results to be expected in any future period.

	For the Year Ended December 31,
	2006	2007	2008
	(in US$ thousands, except percentage, share, per share and per ADS data)
Consolidated Statement of Operations Data
Net revenues	29,051	62,714	102,663
Cost of revenues(1)	(17,961)	(38,544)	(62,911)

Gross profit	11,090	24,170	39,752

General and administrative expenses(1)	(6,140)	(13,838)	(21,625)
Selling and marketing expenses(1)	(681)	(2,342)	(4,280)

Total operating expenses	(6,821)	(16,180)	(25,905)

Other operating income	54	860	858

Income from operations	4,323	8,850	14,705
Minority interest in net income of consolidated subsidiary, net of tax	(35)	(52)	84
Net income	4,376	9,569	16,173
Deemed dividend on Series A convertible redeemable preferred shares—accretion of redemption premium	(611)	(632)	–

Income attributable to holders of ordinary shares	3,765	8,937	16,173

Income per ordinary share:
Basic	0.08	0.22	0.43
Diluted	0.07	0.19	0.40
Income per ADS:
Basic	0.08	0.22	0.43
Diluted	0.07	0.19	0.40
Weighted average ordinary shares used in calculating net income per ordinary share:
Basic	9,605,507	11,426,183	37,276,306
Diluted	10,205,449	13,446,087	40,695,982
Other Consolidated Financial Data
Gross margin(2)	38.2%	38.5%	38.7%
Operating margin(3)	14.9	14.1	14.3
Net margin(4)	15.1	15.3	15.8

(1)	Cost of revenues, general and administrative expenses and selling and marketing expenses include depreciation and amortization expenses totaling $865,000, $2,537,000 and $3,719,000, and share-based compensation expenses totaling US$713,000, US$996,000 and US$1,391,000, for the years ended December 31, 2006, 2007 and 2008, respectively.
(2)	Gross margin represents gross profit as a percentage of net revenues.
(3)	Operating margin represents income from operations as a percentage of net revenues.
(4)	Net margin represents net income as a percentage of net revenues.

	As of December 31,
	2007	2008
	(in US$ thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	76,835	79,963
Accounts receivable	24,708	36,827
Total assets	129,076	155,451
Total liabilities	18,068	23,948
Minority interest	630	–
Shareholders’ equity	110,378	131,503
Total liabilities, minority interest and shareholders’ equity	129,076	155,451

The summary unaudited consolidated statement of operations data for the three months ended March 31, 2008 and March 31, 2009, and the summary unaudited consolidated balance sheet data as of March 31, 2009, are derived from the summary consolidated financial information included in “Recent Developments” in the accompanying prospectus, and have been prepared on the same basis as our audited consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2008, other than the amounts in relation to noncontrolling interest, formerly referred to as minority interest, which have been reclassified in accordance with FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No.51”, which was adopted by us on January 1, 2009. The unaudited financial information includes all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the periods presented.

	For the Three Months Ended March 31,
	2008(1)	2009
	(in US$ thousands, except percentage, share, per share and per ADS data)
Consolidated Statement of Operations Data
Net revenues	20,502	30,087
Cost of revenues(2)	(12,718)	(18,852)

Gross profit	7,784	11,235

General and administrative expenses(2)	(4,343)	(6,347)
Selling and marketing expenses(2)	(978)	(1,039)

Total operating expenses	(5,321)	(7,386)

Other operating income	144	471

Income from operations	2,607	4,320
Net income	3,036	3,845
Net loss attributable to non-controlling interest	24	–

Income attributable to VanceInfo Technologies Inc	3,060	3,845

Income per ordinary share:
Basic	0.08	0.10
Diluted	0.08	0.10
Income per ADS:
Basic	0.08	0.10
Diluted	0.08	0.10
Weighted average ordinary shares used in calculating net income per ordinary share:
Basic	37,198,907	37,669,971
Diluted	40,187,651	40,106,181
Other Consolidated Financial Data
Gross margin(3)	38.0%	37.3%
Operating margin(4)	12.7	14.4
Net margin(5)	14.8	12.8

(1)	Amounts in relation to noncontrolling interest, formerly referred to as minority interest, have been reclassified in accordance with FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No.51”, which was adopted by us on January 1, 2009.
(2)	Cost of revenues, general and administrative expenses and selling and marketing expenses include depreciation and amortization expenses totaling US$841,000 and US$1,204,000, and share-based compensation expenses totaling US$346,000 and US$333,000, for the three months ended March 31, 2008 and 2009, respectively.
(3)	Gross margin represents gross profit as a percentage of net revenues.
(4)	Operating margin represents income from operations as a percentage of net revenues.
(5)	Net margin represents net income as a percentage of net revenues.

As of March 31, 2009
(in US$ thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	79,123
Accounts receivable	38,695
Total assets	158,606
Total liabilities	22,496
Shareholders’ equity	136,110
Total liabilities and shareholders’ equity	158,606

RISK FACTORS

An investment in our ADSs and ordinary shares involves certain risks. You should carefully consider the risks described below and in our annual report on Form 20-F for the fiscal year ended December 31, 2008, which is incorporated by reference in the accompanying prospectus, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision, including the information included in “Recent Developments” in the accompanying prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our ADSs could decline due to any of these risks, and you may lose all or part of your investment. Please note that additional risks not presently known to us or that we currently deem immaterial may also impair our business and operations.

Risks Related to Our Shares and ADSs

The trading price of our ADSs has been volatile and may continue to be volatile regardless of our operating results.

The trading price of our ADSs has been and may continue to be subject to wide fluctuations. During the period from December 12, 2007, the first day on which our ADSs were traded on the NYSE, until July 2, 2009, the trading price of our ADSs has ranged from US$4.20 to US$15.50 per ADS and the closing sale price on July 2, 2009 was US$14.25 per ADS. The market price for our ADSs may continue to be volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results;

•	changes in financial estimates by securities research analysts;

•	changes in the economic performance or market valuations of other IT services companies;

•	announcements by us or our competitors of new services, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	technological breakthroughs in the IT services industry;

•	potential litigation or administrative investigations;

•	addition or departure of key personnel;

•	fluctuations of exchange rates between the Renminbi and U.S. dollar or other foreign currencies;

•	release of lock-up or other transfer restrictions on our outstanding ADSs or ordinary shares or sales of additional ADSs; and

•	general economic and market conditions or other developments affecting us, our industry, our markets or the global economy.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our ADSs.

Substantial future sales of our ADSs or ordinary shares in the public market, or the perception that these sales could occur, could cause the price of our ADSs to decline.

Additional sales of our ADSs or ordinary shares, including ADSs or ordinary shares issuable upon the exercise of our outstanding stock options, in the public market, or the perception that these sales could occur, could cause the market price of our ADSs to decline. As of July 2, 2009, we had 39,120,879 ordinary shares outstanding, including 15,403,038 ordinary shares represented by ADSs.

In connection with this offering, we, the selling shareholders and three of our directors who are affiliated with certain of the selling shareholders have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible or exchangeable or exercisable for ordinary shares or ADSs until 90 days after the date of this prospectus supplement, subject to limited exceptions. Six individual shareholders affiliated with certain of the selling shareholders, who own an aggregate of approximately 388,649 ordinary shares, have not entered into lock-up agreements. See “Selling Shareholders” and note (16) to the table included therein. In addition, certain of our executive officers and directors who are not selling shareholders (other than the three directors referred to above) in this offering have agreed not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any ordinary shares or ADSs or any securities convertible or exchangeable or exercisable for ordinary shares or ADSs until 60 days after the date of this prospectus supplement, subject to limited exceptions. The representatives of the underwriters for this offering may, in their sole discretion, release the restrictions on any such ADSs at any time without notice. We cannot predict the effect that future sales of our ADSs, ordinary shares or other equity-related securities would have on the market price of our ADSs. In addition, we may issue additional ordinary shares or ADSs for future acquisitions. If we pay for our future acquisitions in whole or in part with newly issued ordinary shares or ADSs, your ownership interests in our company would be diluted and this, in turn, could have a material adverse effect on the price of our ADSs.

Because the public offering price is substantially higher than our net tangible book value per ADS, you will incur immediate and substantial dilution.

If you invest in our ADSs, you will experience immediate and substantial dilution of approximately US$11.14 per ADS (assuming no exercise by the underwriters of their over-allotment option), representing the difference between our net tangible book value per ADS as of March 31, 2009, after giving effect to this offering, and the assumed public offering price of US$14.25 per ADS. In addition, you may experience further dilution to the extent that our ordinary shares are issued upon the exercise of options and restricted share units, future issuance of restricted shares, or future issuance of ordinary shares pursuant to earn-out provisions in connection with our acquisitions. See “Dilution.”

You may not have the same voting rights as the holders of our ordinary shares and may not receive voting materials in time to be able to exercise your right to vote.

Except as described in this prospectus supplement and the accompanying prospectus, holders of our ADSs will not be able to exercise voting rights attaching to the ordinary shares evidenced by our ADSs on an individual basis. Holders of our ADSs will appoint the depositary or its nominee as their representative to exercise the voting rights attaching to the ordinary shares represented by the ADSs. You may not receive voting materials in time to instruct the depositary to vote, and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

You may not be able to participate in rights offerings and may experience dilution of your holdings as a result.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. Under the deposit agreement for the ADSs, the depositary will not offer those rights to ADS holders unless both the rights and the underlying securities to be distributed to ADS holders are either registered under the Securities Act of 1933, as amended, or exempt from registration under the Securities Act with respect to all holders of ADSs. We are under no obligation to file a registration statement with respect to any such rights or underlying securities or to endeavor to cause such a registration statement to be declared effective. In addition, we may not be able to take advantage of any exemptions from registration under the Securities Act. The depositary may, but is not required to, sell such undistributed rights to third parties in this situation. Accordingly, holders of our ADSs may be unable to participate in our rights offerings and may experience dilution in their holdings as a result.

You may be subject to limitations on transfer of your ADSs.

Your ADSs represented by the ADRs are transferable on the books of the depositary. However, the depositary may close its transfer books at any time or from time to time when it deems expedient in connection with the performance of its duties. In addition, the depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary deem it advisable to do so because of any requirement of law or of any government or governmental body, or under any provision of the deposit agreement, or for any other reason.

You may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited, because we are incorporated under Cayman Islands law, conduct most of our operations in China and most of our officers and directors reside outside the United States.

We are incorporated in the Cayman Islands, and conduct most of our operations in China through our subsidiaries in China. Most of our officers and directors reside outside the United States and most of the assets of those persons are located outside of the United States. It may be difficult or impossible for you to bring an original action against us or against these individuals in a Cayman Islands or Chinese court in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of China may render you unable to enforce a judgment against our assets or the assets of our directors and officers. You would also find it difficult to enforce a U.S. court judgment based on the civil liability provisions of the U.S. federal securities laws, in the United States, the Cayman Islands or China, against us or our officers and directors.

Our corporate affairs are governed by our memorandum and articles of association and by the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) and common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, which has persuasive, but not binding, authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the federal courts of the United States.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests through actions against us or our management, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

We may be classified as a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders of our ADSs or ordinary shares.

Based on the market price of our ADSs, the value of our assets, and the composition of our income and assets, we do not believe we were a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for our taxable year ended December 31, 2008 and do not expect to be a PFIC for our current taxable year ending December 31, 2009 or any future taxable year. However, the application of the PFIC rules is subject to uncertainty in several respects. In addition, we must make a separate determination after the close of each taxable year as to whether we were a PFIC for that year. Accordingly, we cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year. A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year is passive income or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income. Because the value of our assets for purposes of the PFIC test will generally be determined by reference to the market price of our ADSs or ordinary shares, our PFIC status will depend in large part on the market price of the ADSs or ordinary shares, which may fluctuate significantly. In addition, changes in the composition of our income or assets may cause us to become a PFIC. If we are a PFIC for any taxable year during which a U.S. Holder (as defined in “Taxation—United States Federal Income Taxation”) holds an ADS or ordinary share, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Taxation—United States Federal Income Taxation—Passive Foreign Investment Company.”

Dividends payable by us to our foreign investors and gains on the sale of our ADSs may become subject to withholding taxes under PRC tax laws.

Under the new PRC Enterprise Income Tax Law and its implementation regulations, PRC income tax at the rate of 10% is applicable to dividends payable to investors that are “non-resident enterprises” (and that do not have an establishment or place of business in China, or that have such establishment or place of business but the relevant income is not effectively connected with such establishment or place of business) to the extent such dividends are sourced within China and we are considered a “resident enterprise” in China. Similarly, any gain realized on the transfer of our shares or ADSs representing our shares by such investors is also subject to 10% PRC income tax if such gain is regarded as income derived from sources within China and we are considered a “resident enterprise” in China. If we are required under the new PRC Enterprise Income Tax Law to withhold PRC income tax on our dividends payable to our foreign shareholders, or if you are required to pay PRC income tax on the transfer of the ADSs, the value of your investment in our shares or ADSs may be materially adversely affected. For additional information, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Our global income and dividends we received from our PRC subsidiary may be subject to PRC tax under the new EIT Law, which would have a material adverse effect on our results of operations” in our annual report on Form 20-F for the year ended December 31, 2008 incorporated by reference in the accompanying prospectus and “Taxation—People’s Republic of China Taxation.”

We may rely on dividends paid by our operating subsidiaries in China for our cash needs, including the funds necessary to pay dividends.

We are a holding company. We may rely on dividends paid by our PRC subsidiaries, VanceInfo Beijing, VanceInfo Tianjin and VanceInfo Shenzhen, for our cash needs, including the funds necessary to pay dividends and other cash distributions, if any, to our shareholders, to service any debt we may incur and to pay our operating expenses. Current PRC regulations permit our subsidiaries to pay dividends to us only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries in China are required to set aside a certain amount of their accumulated after-tax profits each year, if any, to fund certain statutory reserves. These reserves may not be distributed as cash dividends. Furthermore, under China’s existing foreign exchange regulations, our PRC subsidiaries are able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. However, we cannot assure you that the PRC government will not take further measures in the future to restrict access to foreign currencies for current account transactions. In addition, if our subsidiaries in China incur debt on their own behalves, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us.

Furthermore, the failure or inability of our PRC resident shareholders, holders of restricted share units, beneficial owners or optionholders to make any required registrations with the SAFE or comply with other requirements with respect to the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies may subject such shareholders, holders of restricted share units, beneficial owners or optionholders to fines and legal sanctions and may also limit our ability to contribute additional capital into or provide loans to (including using the proceeds from this offering) our PRC subsidiaries, limit our PRC subsidiaries’ ability to pay dividends or otherwise distribute profits to us, or otherwise adversely affect us. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Recent PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders and beneficial owners to personal liability and limit our ability to inject capital into our PRC subsidiary, limit our subsidiary’s ability to increase its registered capital, distribute profits to us, or otherwise adversely affect us” in our annual report on Form 20-F for the year ended December 31, 2008 incorporated by reference in the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference may contain “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, which refer to future events and trends, identify forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our expansion plans;

•	our anticipated growth strategy;

•	our plans to recruit more employees;

•	our plans to invest in research and development to enhance our service lines;

•	our future business development, results of operations and financial condition;

•	expected changes in our net revenues and certain cost or expense items;

•	our ability to attract and retain clients; and

•	trends and competition in the offshore IT services industry.

We do not guarantee that the transactions and events described in this prospectus supplement or the accompanying prospectus will happen as described or that they will happen at all. You should read this prospectus supplement and the accompanying prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made or incorporated by reference in this prospectus supplement or the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.

Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The “Risk Factors” section of this prospectus supplement directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference also contain estimates, projections and statistical data related to various IT services markets globally and in several countries, including China. These market data, including data from IDC, speak as of the date they were published and include projections that are based on a number of assumptions and are not representations of fact. The IT services markets may not grow at the rates projected by the market data, or at all. The failure of the market to grow at the projected rates may materially and adversely affect our business, financial results and the market price of our ADSs. In addition, the rapidly changing nature of the IT services markets subjects any projections or estimates relating to the growth prospects or future condition of our markets to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately US$3.4 million, or approximately US$4.0 million if the underwriters exercise in full their option to purchase additional ADSs, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us, assuming an offering price of US$14.25 per ADS, which is the last reported sale price for the ADSs on the NYSE on July 2, 2009. We will not receive any of the proceeds from the ADSs sold by the selling shareholders.

We expect to use the net proceeds from this offering primarily for general corporate purposes. Our management will have significant discretion in applying the net proceeds of this offering. Pending such uses, we will invest the net proceeds in short-term interest bearing securities or bank deposits.

Each US$1.00 increase (decrease) in the assumed public offering price of US$14.25 per ADS would increase (decrease) the net proceeds to us from this offering by approximately US$0.3 million, assuming that the number of ADSs offered by us, as set forth on the cover page of this prospectus supplement, remains the same.

CAPITALIZATION

The following table sets forth our capitalization, as of March 31, 2009:

•	on an actual basis; and

•

on an as adjusted basis to give effect to the issuance and sale of 300,000 ADSs we are offering at the assumed public offering price of US$14.25 per ADS (the last sale price of our ADSs as reported on the NYSE on July 2, 2009) after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table together with our financial statements and the related notes, the information under “Operating and Financial Review and Prospects” included in our annual report on Form 20-F, and the information under “Recent Developments” in the accompanying prospectus.

	As of March 31, 2009
	Actual	As Adjusted(1)
	(in US$ thousands)
Shareholders’ equity:
Ordinary shares, US$0.001 par value, 1,000,000,000 shares authorized, 39,120,879 shares issued and outstanding(2)	39	39
Additional paid-in capital(3)	101,541	104,919
Shares issuable in connection with business acquisition(4)	2,088	2,088
Statutory reserve	1,316	1,316
Accumulated other comprehensive income	4,708	4,708
Retained earnings	26,418	26,418

Total shareholders’ equity(3)	136,110	139,488

Total capitalization(3)	136,110	139,488

(1)	The as adjusted information is illustrative only. Our additional paid-in capital, total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual public offering price and other terms of this offering determined at pricing. See footnote (3) below.
(2)	Excluding 422,213 shares issuable unconditionally in connection with our acquisitions and including 2,000,000 ordinary shares issued to our depositary bank, representing ADSs transferred or to be transferred to our employees upon the exercise of share options or the vesting of restricted share units. As of March 31, 2009, 237,181 ordinary shares out of the 2,000,000 ordinary shares referred to above had been transferred to our employees upon exercise of share options or the vesting of restricted share units, and the remaining 1,762,819 ordinary shares represent unexercised share options and unvested restricted share units.
(3)	Assuming the number of ADSs offered by us as set forth on the cover page of this prospectus supplement remains the same, and after deduction of underwriting discounts and commissions and the estimated offering expenses payable by us, which include all offering expenses except the underwriting discounts and commissions payable by the selling shareholders, a US$1.00 increase (decrease) in the assumed public offering price of US$14.25 per ADS would increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by US$0.3 million.
(4)	The amount represents 422,213 ordinary shares issuable unconditionally as of the balance sheet date in connection with our acquisitions of Kernel’s software outsourcing business with Huawei, Chosen and WIT.

DILUTION

If you invest in our ADSs, your interest will be diluted to the extent of the difference between the public offering price per ADS and our net tangible book value per ADS after this offering. Dilution results from the fact that the public offering price per ordinary share represented by our ADSs is substantially in excess of the net tangible book value per ordinary share. Our net tangible book value as of March 31, 2009 was US$115.0 million, or US$3.04 per ordinary share and US$3.04 per ADS, based upon 37,780,273 shares outstanding as of that date (representing 39,120,879 ordinary shares outstanding as of that date, less 1,762,819 ordinary shares issued in connection with unexercised share options or unvested restricted share units as described in note (2) under “Capitalization,” plus 422,213 shares issuable unconditionally in connection with our acquisitions). Net tangible book value per share is calculated by subtracting our total liabilities from our total tangible assets, and dividing this amount by the number of ordinary shares outstanding.

Without taking into account any other changes in such net tangible book value after March 31, 2009, other than to give effect to the sale by us of 300,000 ADSs offered in this offering at an assumed public offering price of US$14.25 per ADS (the last sale price of our ADS as reported on the NYSE on July 2, 2009) and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2009 would have been US$118 million, or US$3.11 per ordinary share or US$3.11 per ADS. This represents an immediate increase in the net tangible book value of US$0.07 per ordinary share or US$ 0.07 per ADS to our existing shareholders and an immediate dilution in the net book value of US$11.14 per ordinary share or US$11.14 per ADS to purchasers of ADSs in this offering.

The following table illustrates the dilution on a per ordinary share and per ADS basis based on the assumed public offering price of US$14.25 per ADS:

Assumed public offering price per ordinary share	US$	14.25
Assumed public offering price per ADS		14.25
Net tangible book value per ordinary share as of March 31, 2009		3.04
Increase in net tangible book value per ordinary share attributable to new investors in the offering		0.07

As adjusted net tangible book value per ordinary share after giving effect to the offering		3.11

Dilution in net tangible book value per ordinary share to new investors in the offering		11.14

Dilution in net tangible book value per ADS to new investors in the offering		11.14

Each US$1.00 increase (decrease) in the assumed public offering price of US$14.25 per ADS would increase (decrease) our as adjusted net tangible book value after this offering by approximately US$0.3 million, or approximately US$0.01 per ordinary share and per ADS, and the dilution in net tangible book value per ordinary share and per ADS to new investors by approximately US$0.99 per ordinary share and per ADS, assuming that the number of ADSs offered by us, as set forth on the cover page of this prospectus supplement, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

If the underwriters exercise their option in full to purchase 45,000 additional ADSs from us in this offering, the as adjusted net tangible book value per ordinary share and per ADS after the offering would be US$3.12 per ordinary share and per ADS, the immediate increase in the as adjusted net tangible book value per ordinary share and per ADS to our existing shareholders would be US$0.08 per ordinary share and per ADS, and the immediate dilution to the new investors would be US$11.13 per ordinary share and per ADS.

The foregoing table does not take into effect further dilution to new investors that could occur upon the exercise of options and restricted share units, or future issuance of ordinary shares pursuant to earn-out provisions in connection with our acquisitions. As of March 31, 2009, there were:

•	5,793,794 ordinary shares issuable upon the exercise of outstanding options and restricted share units;

•	ordinary shares reserved for future issuance under our 2005 stock plan and 2007 share incentive plan; and

•

ordinary shares with a value of up to US$2.7 million potentially issuable under the earn-out provision of an acquisition agreement depending upon the future performance of the acquired business, with the actual number of ordinary shares to be determined based on the market price of our ordinary shares at the relevant time.

MARKET PRICE INFORMATION FOR OUR AMERICAN DEPOSITARY SHARES

Our ADSs, each representing one ordinary share, have been listed on the NYSE since December 2007. Our ADSs trade under the symbol “VIT.” For the period from December 12, 2007 to July 2, 2009, the trading price of our ADSs on the NYSE has ranged from US$15.50 to US$4.20 per ADS. The following table sets forth, for the periods indicated, the high and low trading prices on the NYSE for our ADSs.

	Trading Price (US$)
	High	Low
2007 (from December 12, 2007 to December 31, 2007)	10.95	8.51
2008	13.98	4.28
First quarter	9.25	4.90
Second quarter	13.98	6.45
Third quarter	10.19	5.80
Fourth quarter	8.28	4.28
2009
January	6.00	4.55
February	5.09	4.20
March	5.47	4.31
April	8.26	4.95
May	12.01	6.74
June	15.50	9.05
July (through July 2)	15.19	14.00

On July 2, 2009, the last reported closing sale price of our ADSs on the NYSE was US$14.25 per ADS.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue before the federal courts of the United States.

Our organizational documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Most of our operations are conducted in China, and most of our assets are located in China. A majority of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Jun He Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Jun He Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other agreements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. So, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

TAXATION

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of, the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands.

People’s Republic of China Taxation

Under the former Income Tax Law for Enterprises with Foreign Investment and Foreign Enterprises, any dividends payable by foreign-invested enterprises to non-PRC investors were exempt from any PRC withholding tax. In addition, any interests or dividends payable, or distributions made, by us to holders or beneficial owners of our ADSs or ordinary shares would not have been subject to any PRC tax, provided that such holders or beneficial owners, including individuals and enterprises, were not deemed to be PRC residents under the PRC tax law and had not become subject to PRC tax.

On March 16, 2007, the National People’s Congress approved and promulgated a new tax law named “Enterprise Income Tax Law of the PRC,” or the EIT Law, which took effect as of January 1, 2008. Under the EIT Law, enterprises established under the laws of non-PRC jurisdictions but whose “de facto management body” is located in China are considered “resident enterprises” for PRC tax purposes. Under the implementation regulations issued by the State Council relating to the EIT Law, “de facto management bodies” is defined as the bodies that have material and overall management control over the business, personnel, accounts and properties of an enterprise. Substantially all of our management is currently based in China, and may remain in China in the future. If we are treated as a “resident enterprise” for PRC tax purposes, we will be subject to PRC income tax on our worldwide income at a uniform tax rate of 25%, but dividends received by us from our PRC subsidiaries may be exempt from the income tax.

Under the EIT Law and its implementation regulations, dividends paid to a non-PRC investor are generally subject to a 10% PRC withholding tax, if such dividends are derived from sources within China and the non-PRC investor is considered to be a non-resident enterprise without any establishment or place within China or if the dividends paid have no connection with the non-PRC investor’s establishment or place within China, unless such tax is eliminated or reduced under an applicable tax treaty. Similarly, any gain realized on the transfer of ADSs or shares by such investor is also subject to a 10% PRC withholding tax if such gain is regarded as income derived from sources within China, unless such tax is eliminated or reduced under an applicable tax treaty.

If we are considered a PRC “resident enterprise,” although it is not entirely clear, it is possible that the dividends we pay with respect to our ADSs or ordinary shares, or the gain you may realize from the transfer of our ADSs or ordinary shares, would be treated as income derived from sources within China and be subject to the 10% PRC withholding tax.

In addition, our PRC operating subsidiaries are entitled to certain preferential treatment with respect to enterprise income tax, or EIT. In December 2008, VanceInfo Beijing was qualified as a “high and new technology enterprise”. VanceInfo Beijing can continue to enjoy a 50% reduction of its applicable EIT rate of 15%, from 2008 to 2010. Shanghai VanceInfo was qualified as a “high and new technology enterprise” in December 2008, which entitled it to a 15% preferential income tax rate from 2008 to 2010. For details regarding preferential EIT treatment for our other PRC operating subsidiaries, see “Item 5. Operating and Financial Review and Prospectus—A. Operating Results—Taxes—PRC Enterprise Income Tax, or EIT” in our annual report on Form 20-F for the year ended December 31, 2008 incorporated by reference in the accompanying prospectus.

However, there is no assurance that the relevant government authority will not revoke our subsidiaries’ “high and new technology enterprises” statuses after the date of this prospectus supplement.

United States Federal Income Taxation

The following discussion describes certain material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in the ADSs or ordinary shares. This discussion applies only to U.S. Holders that hold the ADSs or ordinary shares as capital assets and that have the U.S. dollar as their functional currency. This discussion is based on the tax laws of the United States in effect as of the date of this prospectus supplement and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this prospectus supplement, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below.

The following discussion does not deal with the tax consequences to any particular investor or to persons in special tax situations such as:

•	banks;

•	financial institutions;

•	insurance companies;

•	regulated investment companies;

•	real estate investment trusts;

•	broker-dealers;

•	traders that elect to mark to market;

•	U.S. expatriates;

•	tax-exempt entities;

•	persons liable for alternative minimum tax;

•	persons holding an ADS or ordinary share as part of a straddle, hedging, conversion or integrated transaction;

•	persons that actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•	persons who acquired ADSs or ordinary shares pursuant to the exercise of any employee share option or otherwise as compensation; or

•	partnerships or other pass-through entities, or persons holding ADSs or ordinary shares through such entities.

INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF ADSs OR ORDINARY SHARES.

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to you if you are the beneficial owner of ADSs or ordinary shares and you are, for U.S. federal income tax purposes,

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or ordinary shares, the tax treatment of a partner in such partnership will depend on the status of such partner and the activities of such partnership. If you are such a partner or partnership, you should consult your tax advisors regarding the U.S. federal income tax consequences to you of the purchase, ownership and disposition of the ADSs or ordinary shares.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement have been and will be complied with in accordance with their terms. If you hold ADSs, you should be treated as the holder of the underlying ordinary shares represented by those ADSs for U.S. federal income tax purposes. No gain or loss will be recognized upon the exchange of ordinary shares for ADSs or an exchange of ADSs for ordinary shares.

Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares

Subject to the passive foreign investment company, or PFIC, rules discussed below, the gross amount of any distribution we make to you (including the amount of any PRC taxes withheld therefrom) with respect to the ADSs or ordinary shares generally will be includible in your gross income as dividend income on the date of receipt by the depositary, in the case of ADSs, or by you, in the case of ordinary shares, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Any dividends we pay will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a tax-free return of capital, thereby reducing your tax basis in your ADSs or ordinary shares (but not below zero), and then, to the extent such excess amount exceeds your tax basis in your ADSs or ordinary shares, as capital gain. We currently do not, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

With respect to certain non-corporate U.S. Holders, including individual U.S. Holders, for taxable years beginning before January 1, 2011, dividends may be taxed at the lower capital gains rate applicable to “qualified dividend income,” provided that (1) either (a) the ADSs or ordinary shares, as applicable, are readily tradable on an established securities market in the United States or (b) we are eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are neither a PFIC nor treated as such with respect to you (as discussed below) for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. Under U.S. Internal Revenue Service authority, ADSs will be considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States if they are listed on the NYSE, as are our ADSs. Based on existing guidance, it is not entirely clear whether dividends that you receive with respect to the ordinary shares will be taxed as qualified dividend income, because the ordinary shares are not themselves listed on a U.S. exchange. If we are treated as a “resident enterprise” for PRC tax purposes (see “Taxation — People’s Republic of China Taxation”), we may be eligible for the benefits of the income tax treaty between the United States and the PRC. Furthermore, as discussed below, we do not believe we were a PFIC for our taxable year ended December 31, 2008 and do not expect to be a PFIC for our current taxable year ending December 31, 2009 or any future taxable year. You should consult your tax advisors regarding the availability of the lower capital gains rate applicable to qualified dividend income for dividends paid with respect to our ADSs or ordinary shares.

Any dividends we pay to you will constitute foreign source income for foreign tax credit limitation purposes. If the dividends are taxed as qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will in general be limited to the gross amount of the dividend, multiplied by the reduced tax rate applicable to qualified dividend income and divided by the highest tax rate normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by us with respect to the ADSs or ordinary shares will generally constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”

If PRC withholding taxes apply to dividends paid to you with respect to our ADSs or ordinary shares (see “Taxation — People’s Republic of China Taxation”), subject to certain conditions and limitations, such PRC withholding taxes may be treated as foreign taxes eligible for credit against your U.S. federal income tax liability. The rules relating to the determination of the foreign tax credit are complex and you should consult your tax advisors regarding the availability of a foreign tax credit in your particular circumstances.

Taxation of Disposition of ADSs or Ordinary Shares

Subject to the PFIC rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of an ADS or ordinary share equal to the difference between the amount realized (in U.S. dollars) for the ADS or ordinary share and your tax basis (in U.S. dollars) in the ADS or ordinary share. The gain or loss generally will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, that has held the ADS or ordinary share for more than one year, you may be eligible for reduced tax rates. The deductibility of capital losses is subject to limitations. Any gain or loss that you recognize on a disposition of ADSs or ordinary shares will generally be treated as U.S. source income or loss for foreign tax credit limitation purposes. However, if we are treated as a “resident enterprise” for PRC tax purposes, we may be eligible for the benefits of the income tax treaty between the United States and the PRC. In such event, if PRC withholding taxes were to be imposed on any gain from the disposition of the ADSs or ordinary shares (see “Taxation — People’s Republic of China Taxation”), a U.S. Holder that is eligible for the benefits of the income tax treaty between the United States and the PRC may elect to treat the gain as PRC source income. You should consult your tax advisors regarding the proper treatment of gain or loss in your particular circumstances.

Passive Foreign Investment Company

Based on the market price of our ADSs, the value of our assets, and the composition of our income and assets, we do not believe we were a PFIC for U.S. federal income tax purposes for our taxable year ended December 31, 2008 and do not expect to be a PFIC for our current taxable year ending December 31, 2009 or any future taxable year. However, the application of the PFIC rules is subject to uncertainty in several respects. In addition, we must make a separate determination after the close of each taxable year as to whether we were a PFIC for that year. Accordingly, we cannot assure you that we will not be a PFIC for our current taxable year or any future taxable year.

A non-U.S. corporation will be a PFIC for U.S. federal income tax purposes for any taxable year if either:

•	at least 75% of its gross income for such year is passive income; or

•

at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, we will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

Because the value of our assets for purposes of the PFIC test will generally be determined by reference to the market price of our ADSs or ordinary shares, our PFIC status will depend in large part on the market price of the

ADSs or ordinary shares, which may fluctuate significantly. In addition, changes in the composition of our income or assets may cause us to become a PFIC. If we are a PFIC for any taxable year during which you hold ADSs or ordinary shares, we generally will continue to be treated as a PFIC with respect to you for all succeeding years during which you hold ADSs or ordinary shares, unless we cease to be a PFIC and you make a “deemed sale” election with respect to the ADSs or ordinary shares. If such election is made, you will be deemed to have sold the ADSs or ordinary shares you hold at their fair market value and any gain from such deemed sale would be subject to the rules described in the following two paragraphs. After the deemed sale election, your ADSs or ordinary shares with respect to which such election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

For each taxable year that we are treated as a PFIC with respect to you, you will be subject to special tax rules with respect to any “excess distribution” you receive and any gain you recognize from a sale or other disposition (including a pledge) of the ADSs or ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ADSs or ordinary shares will be treated as an excess distribution. Under these special tax rules:

•	the excess distribution or recognized gain will be allocated ratably over your holding period for the ADSs or ordinary shares;

•	the amount allocated to the current taxable year, and any taxable years in your holding period prior to the first taxable year in which we were a PFIC, will be treated as ordinary income; and

•

the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses for such years, and gains (but not losses) from a sale or other disposition of the ADSs or ordinary shares cannot be treated as capital, even if you hold the ADSs or ordinary shares as capital assets.

If we are treated as a PFIC with respect to you for any taxable year, to the extent any of our subsidiaries are also PFICs, you may be deemed to own shares in such lower-tier PFICs that are directly or indirectly owned by us in that proportion which the value of the ADSs or ordinary shares you own bears to the value of all of our ADSs and ordinary shares, and you may be subject to the rules described in the preceding two paragraphs with respect to the shares of such lower-tier PFICs that you would be deemed to own. You should consult your tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

A U.S. Holder of “marketable stock” (as defined below) of a PFIC may make a mark-to-market election for such stock to elect out of the PFIC rules described above regarding excess distributions and recognized gains. If you make a mark-to-market election for the ADSs or ordinary shares, you will include in income for each year that we are treated as a PFIC with respect to you an amount equal to the excess, if any, of the fair market value of the ADSs or ordinary shares as of the close of your taxable year over your adjusted basis in such ADSs or ordinary shares. You will be allowed a deduction for the excess, if any, of the adjusted basis of the ADSs or ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowable only to the extent of any net mark-to-market gains on the ADSs or ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as any gain on the actual sale or other disposition of the ADSs or ordinary shares, will be treated as ordinary income. Ordinary loss treatment will apply to the deductible portion of any mark-to-market loss on the ADSs or ordinary shares, as well as to any loss on the actual sale or other disposition of the ADSs or ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ADSs or ordinary shares. Your basis in the ADSs or ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower capital gains rate applicable to qualified dividend income (discussed above under “— Taxation of Dividends and Other Distributions on the ADSs or Ordinary Shares”) would not apply.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. Our ADSs are listed on the NYSE, which is a qualified exchange or other market for these purposes. Consequently, if the ADSs continue to be listed on the NYSE and are regularly traded, and you are a holder of ADSs, we expect that the mark-to-market election would be available to you if we were to become a PFIC. Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs that we own, a U.S. Holder may continue to be subject to the PFIC rules described above regarding excess distributions and recognized gains with respect to its indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. You should consult your tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

Alternatively, a U.S. Holder of stock of a PFIC may elect out of the PFIC rules described above regarding excess distributions and recognized gains by making a “qualified electing fund” election to include in income its share of the corporation’s income on a current basis. However, you may make such an election only if we agree to furnish you annually with certain tax information, and we currently do not intend to prepare or provide such information.

If you hold ADSs or ordinary shares in any year in which we are treated as a PFIC with respect to you, you will be required to file U.S. Internal Revenue Service Form 8621 regarding distributions received on the ADSs or ordinary shares and any gain from a sale or other disposition of the ADSs or ordinary shares.

You are strongly urged to consult your tax advisor regarding the application of the PFIC rules to your investment in ADSs or ordinary shares.

Information Reporting and Backup Withholding

Dividend payments with respect to ADSs or ordinary shares and proceeds from the sale, exchange or redemption of ADSs or ordinary shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding at a current rate of 28%. Backup withholding will not apply, however, to a U.S. Holder that furnishes a correct taxpayer identification number and makes any other required certification or that is otherwise exempt from backup withholding. U.S. Holders that are required to establish their exempt status generally must provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information in a timely manner.

SELLING SHAREHOLDERS

The following table sets forth certain information, as of July 2, 2009, the most recent practicable date, with respect to the selling shareholders named below. Please see “Item 7. Major Shareholders and Related Party Transactions—B. Related Party Transactions” in our annual report on Form 20-F for the fiscal year ended December 31, 2008, which is incorporated by reference into the accompanying prospectus, for a description of material relationships between us and the selling shareholders.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Being Sold in This Offering(1)	Ordinary Shares Beneficially Owned After This Offering(1)		Maximum Number of Ordinary Shares Being Sold in the Underwriters’ Over- allotment Option	Ordinary Shares Beneficially Owned After This Offering if the Underwriters’ Overallotment Option is Exercised in Full
Name of Selling Shareholder	Number	%(2)	Number	Number	%(3)	Number	Number	%(4)
DCM IV, L.P.(5)	5,875,334	15.0	2,535,520	3,339,814	8.5	380,328	2,959,486	7.5
DCM Affiliates Fund IV, L.P.(6)	149,414	0.4	64,480	84,934	0.2	9,672	75,262	0.2
LC Fund II(7)	4,067,800	10.4	1,600,000	2,467,800	6.3	240,000	2,227,800	5.6
Button Software Ltd.(8)	3,460,420	8.8	350,000	3,110,420	7.9	52,500	3,057,920	7.7
Inno Global Technology Limited(9)	2,715,200	6.9	520,000	2,195,200	5.6	78,000	2,117,200	5.4
Sequoia Capital China I, L.P.(10)(16)	2,275,022	5.8	775,295	1,499,727	3.8	116,294	1,383,433	3.5
Sequoia Capital China Principals Fund I, L.P.(11)(16)	352,083	0.9	119,985	232,098	0.6	17,998	214,100	0.5
Sequoia Capital China Partners Fund I, L.P.(12)(16)	261,407	0.7	89,084	172,323	0.4	13,363	158,960	0.4
Sequoia Capital Growth Fund III, L.P.(13)(16)	2,119,608	5.4	722,332	1,397,276	3.5	108,350	1,288,926	3.3
Sequoia Capital Growth III Principals Fund(14)(16)	103,741	0.3	35,353	68,388	0.2	5,303	63,085	0.2
Sequoia Capital Growth Partners III, L.P.(15)(16)	23,333	0.1	7,951	15,382	0.04	1,193	14,189	0.04

(1)	Assumes that the underwriters do not exercise the over-allotment option.
(2)	Based on 39,120,879 ordinary shares outstanding as of July 2, 2009 (including 2,000,000 ordinary shares issued to our depositary bank as described in note (2) under “Capitalization”).
(3)	Based on 39,420,879 ordinary shares outstanding after this offering, assuming that the underwriters do not exercise the over-allotment option.
(4)	Based on 39,465,879 ordinary shares outstanding after this offering, assuming that the underwriters exercise the over-allotment option in full.
(5)

Represents 5,875,334 ordinary shares held by DCM IV, L.P., a limited partnership incorporated in the Cayman Islands. The General Partner of DCM IV, L.P. is DCM Investment Management IV, L.P. The General Partner of DCM Investment Management IV, L.P. is DCM International IV, Ltd. Katsujin David Chao, Dixon R. Doll, Peter W. Moran and Thomas B. Blaisdell are directors of DCM International IV, Ltd. Each of the directors disclaims beneficial ownership of the shares held by DCM IV, L.P., except to the extent of each member’s pecuniary interest therein. The business address for DCM IV, L.P. is 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, United States of America.
(6)	Represents 149,414 ordinary shares held by DCM Affiliates Fund IV, L.P., a limited partnership incorporated in the Cayman Islands. The General Partner of DCM Affiliates Fund IV, L.P. is DCM Investment Management IV, L.P. The General Partner of DCM Investment Management IV, L.P. is DCM International IV, Ltd. Katsujin David Chao, Dixon R. Doll, Peter W. Moran and Thomas B. Blaisdell are directors of DCM International IV, Ltd. Each of the directors disclaims beneficial ownership of the shares held by DCM Affiliates Fund IV, L.P., except to the extent of each director’s pecuniary interest therein. The business address for the DCM Affiliates Fund IV, LP is 2420 Sand Hill Road, Suite 200, Menlo Park, CA 94025, United States of America.
(7)	Represents 4,067,800 ordinary shares held by LC Fund II. LC Fund II is a Cayman Islands company majority owned by Right Lane Limited, which is ultimately controlled by Chinese Academy of Sciences, an academic institution owned by the Chinese government as well as its employees. The business address for LC Fund II is 10th Floor, Tower A, Raycom Info. Tech Center No. 2 Ke Xue Yuan Nan Lu, Zhong Guan Cun, Haidian District, Beijing 100080, People’s Republic China.
(8)	Represents 3,460,420 ordinary shares held by Button Software Ltd., a British Virgin Islands company ultimately owned by the family trust of Mr. Chris Shuning Chen, our chairman and chief executive officer. The business address for Button Software Ltd. is OMC Chambers, P.O. Box 3152, Road Town, Tortola, British Virgin Islands.
(9)	Represents 2,715,200 ordinary shares held by Inno Global Technology Limited, a British Virgin Islands company wholly owned and controlled by Mr. Baoguo Zhu. The business address for Inno Global Technology Limited is P.O. Box 957, Offshore Incorporation Centre, Road Town, Tortola, British Virgin Islands.
(10)	Represents 2,275,022 ordinary shares held by Sequoia Capital China I, L.P., a limited partnership incorporated in the Cayman Islands. The general partner of Sequoia Capital China I, L.P. is Sequoia Capital China Management I, L.P., which in turn is ultimately controlled by its managing member, Neil Nanpeng Shen. Mr. Shen disclaims beneficial ownership with respect to the shares held by Sequoia Capital China I, L.P. The business address for Sequoia Capital China I, L.P. is Suite 2215, Two Pacific Place, 88 Queensway, Hong Kong, PRC.
(11)	Represents 352,083 ordinary shares held by Sequoia Capital China Principals Fund I, L.P., a limited partnership incorporated in the Cayman Islands. The general partner of Sequoia Capital China Principals Fund I, L.P. is Sequoia Capital China Management I, L.P., which in turn is ultimately controlled by its managing member, Neil Nanpeng Shen. Mr. Shen disclaims beneficial ownership with respect to the shares held by Sequoia Capital China Principals Fund I, L.P. The business address for Sequoia Capital China Principals Fund I, L.P. is Suite 2215, Two Pacific Place, 88 Queensway, Hong Kong, PRC.
(12)	Represents 261,407 ordinary shares held by Sequoia Capital China Partners Fund I, L.P., a limited partnership incorporated in the Cayman Islands. The general partner of Sequoia Capital China Partners Fund I, L.P. is Sequoia Capital China Management I, L.P., which in turn is ultimately controlled by its managing member, Neil Nanpeng Shen. Mr. Shen disclaims beneficial ownership with respect to the shares held by Sequoia Capital China Partners Fund I, L.P. The business address for Sequoia Capital China Partners Fund I, L.P. is Suite 2215, Two Pacific Place, 88 Queensway, Hong Kong, PRC.
(13)	Represents 2,119,608 ordinary shares held by Sequoia Capital Growth Fund III, L.P., which is an investment fund incorporated in the state of Delaware, USA. The general partner of Sequoia Capital Growth Fund III, L.P. is SCGF III Management, LLC. The managing members of SCGF III Management, LLC are Michael Moritz, Douglas Leone, Michael Goguen, Mark Kvamme, James Goetz, J. Scott Carter and Roelof Botha. These management members disclaim beneficial ownership with respect to the shares held by Sequoia Capital Growth Fund III, L.P. The business address for Sequoia Capital Growth Fund III, L.P. is 3000 Sand Hill Road, 4-180, Menlo Park, CA 94025, United States of America.
(14)	Represents 103,741 ordinary shares held by Sequoia Capital Growth III Principals Fund, which is an investment fund incorporated in the state of Delaware, USA. The managing member of Sequoia Capital Growth III Principals Fund is SCGF III Management, LLC. The managing members of SCGF III Management, LLC are Michael Moritz, Douglas Leone, Michael Goguen, Mark Kvamme, James Goetz, J. Scott Carter and Roelof Botha. These management members disclaim beneficial ownership with respect to the shares held by Sequoia Capital Growth III Principals Fund. The business address for Sequoia Capital Growth III Principals Fund is 3000 Sand Hill Road, 4-180, Menlo Park, CA 94025, United States of America.
(15)	Represents 23,333 ordinary shares held by Sequoia Capital Growth Partners III, L.P., which is an investment fund incorporated in the state of Delaware, USA. The general partner of Sequoia Capital Growth Partners III, L.P. is SCGF III Management, LLC. The managing members of SCGF III Management, LLC are Michael Moritz, Douglas Leone, Michael Goguen, Mark Kvamme, James Goetz, J. Scott Carter and Roelof Botha. These management members disclaim beneficial ownership with respect to the shares held by Sequoia Capital Growth Partners III, L.P. The business address for Sequoia Capital Growth Partners III, L.P. is 3000 Sand Hill Road, 4-180, Menlo Park, CA 94025, United States of America.
(16)	The numbers of ordinary shares shown as beneficially owned by these selling shareholders do not include an aggregate of approximately 388,649 ordinary shares held as of May 12, 2009 by certain individuals who are affiliates of such selling shareholders. For additional information, see footnote (19) in “Item 6. Directors, Senior Management and Employees—E. Share Ownership” in our annual report on Form 20-F for the year ended December 31, 2008 incorporated by reference in the accompanying prospectus.

UNDERWRITING

We and the selling shareholders intend to offer the ADSs through the underwriters named below. Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. are acting as joint bookrunning managers of the offering and representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase from us and the selling shareholders, and we and the selling shareholders have agreed to sell to that underwriter, the number of ADSs set forth opposite the underwriter’s name.

Underwriter	Number of ADSs
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Cowen and Company, LLC
Oppenheimer & Co. Inc.
Susquehanna Financial Group, LLLP

Total

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the ADSs offered by this prospectus supplement are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and the independent accountants. The underwriters are committed to take and pay for all of the ADSs offered by us and the selling shareholders if any ADSs are taken. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters propose to offer the ADSs directly to the public at the offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of US$[•] per ADS. If all the ADSs are not sold at the offering price, the representatives may change the public offering price and the other selling terms. The representatives have advised us and the selling shareholders that the underwriters do not intend sales to discretionary accounts to exceed five percent of the total number of our ADSs offered by them.

We have granted the underwriters an option to purchase up to 45,000 additional ADSs, and the selling shareholders have granted the underwriters an option to purchase up to 1,023,000 additional ADSs, in each case at the public offering price less underwriting discount and commissions, within 30 days from the date of this prospectus supplement. If the over-allotment option is partially exercised by the underwriters, the number of ADSs sold by us and each of the selling shareholders will be determined in approximately the same proportion as if the over-allotment option was exercised in full. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter will be obligated to, subject to certain conditions, purchase a number of additional ADSs approximately proportionate to that underwriter’s initial purchase commitment.

We, the selling shareholders and three of our directors who are affiliated with certain of the selling shareholders have agreed that, subject to limited exceptions, for a period of 90 days from the date of this prospectus supplement, we and they will not, without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, including the filing (or participation in the filing) of a registration statement under the Securities Act relating to, our ADSs or ordinary shares or any securities convertible into or exchangeable for our ADSs or ordinary shares. In the event that either (x) during the last 17 days of the 90-day period referred to above, we issue an earnings release or a press release announcing a significant event or (y) prior to the expiration of such 90 days, we announce that we will release earnings or issue a press release announcing a significant event during the 16-day period beginning on the last day of such 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the press release. Six individual shareholders affiliated with certain of the selling shareholders, who own an aggregate of approximately 388,649 ordinary shares, have not entered into lock-up agreements. See “Selling Shareholders” and note (16) to the table included therein.

In addition, our executive officers and directors who are not selling shareholders (other than the three directors referred to above) in this offering have agreed that, subject to limited exceptions, for a period of 60 days from the date of this prospectus supplement, they will not, without the prior written consent of Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, including causing the filing (or participation in the filing) of a registration statement under the Securities Act relating to, our ADSs or ordinary shares or any securities convertible into or exchangeable for our ADSs or ordinary shares. In the event that either (x) during the last 17 days of the 60-day period referred to above, we issue an earnings release or a press release announcing a significant event or (y) prior to the expiration of such 60 days, we announce that we will release earnings or issue a press release announcing a significant event during the 16-day period beginning on the last day of such 60-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the date of the earnings release or the press release.

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the ADSs, or the possession, circulation or distribution of this prospectus supplement or the accompanying prospectus or any other material relating to us or the ADSs in any jurisdiction where action for that purpose is required. Accordingly, the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement or the accompanying prospectus nor any other offering material or advertisements in connection with the ADSs may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

Our ADSs are listed on the NYSE under the symbol “VIT.”

The following table shows the underwriting discounts and commissions that we and the selling shareholders are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional ADSs.

	Paid by VanceInfo		Paid by Selling Shareholders
	No Exercise	Full Exercise	No Exercise	Full Exercise
Per Share	$	$	$	$
Per ADS	$	$	$	$
Total	$	$	$	$

Total expenses for this offering, excluding the underwriting discounts and commissions, are estimated to be approximately US$0.7 million, including SEC registration fees of US$7,000, Financial Industry Regulatory Authority, Inc., or FINRA, filing fees of US$12,000, NYSE listing fees of US$39,000, printing expenses of approximately US$40,000, legal fees of approximately US$0.3 million, accounting fees of approximately US$0.3 million, roadshow costs, travel expenses and other out-of-pocket expenses of approximately US$32,000. All amounts are estimated except for the SEC registration fees, Financial Industry Regulatory Authority filing fees and the NYSE listing fees. The selling shareholders will pay no portion of the expenses of this offering, other than the underwriting discounts and commissions.

In compliance with the guidelines of FINRA the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus supplement and any accompanying prospectus.

In connection with the offering, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., on behalf of the underwriters, may purchase and sell ADSs in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of ADSs in excess of the number of ADSs to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of ADSs made in an amount up to the number of ADSs represented by the underwriters’ over-allotment option. In determining the source of ADSs to close out the covered syndicate short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase ADSs through the over-allotment option. Transactions to close out the covered syndicate short sales involve either purchases of ADSs in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of ADSs in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of ADSs in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when an underwriter repurchases ADSs originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the ADSs. They may also cause the price of the ADSs to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the New York Stock Exchange or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

An affiliate of Citigroup Global Markets Inc. is one of our customers and was among our top ten clients for the year ended December 31, 2008 and the three months ended March 31, 2009.

The underwriters and their affiliates have performed investment banking and advisory services for us and our affiliates from time to time for which they received customary fees and expenses. The underwriters may, from time to time, engage in transactions and perform services for us, our subsidiaries or our affiliates in the ordinary course of their business.

A prospectus supplement, together with any accompanying prospectus, in electronic format may be made available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of ADSs to underwriters for sale to their online brokerage account holders. The representatives will allocate ADSs to underwriters that may make Internet distributions on the same basis as other allocations. In addition, ADSs may be sold by the underwriters to securities dealers who resell ADSs to online brokerage account holders.

We and the selling shareholders have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Citigroup Global Markets Inc.’s address is 388 Greenwich Street, New York, New York 10013, United States of America, and J.P. Morgan Securities Inc.’s address is 383 Madison Avenue, Floor 4, New York, New York 10179, United States of America.

Selling Restrictions

European Economic Area.    In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), an offer of the ADSs to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the ADSs which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of the ADSs to the public in that Relevant Member State may be made at any time,

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)	to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of ADSs shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of ADSs to the public” in relation to any ADS in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ADSs to be offered so as to enable an investor to decide to purchase or subscribe the ADSs, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom.    An offer of the ADSs may not be made to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA).

An invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to the company.

All applicable provisions of FSMA with respect to anything done by the underwriters in relation to the ADSs must be complied with in, from or otherwise involving the United Kingdom.

Japan.    The ADSs have not been and will not be registered under the Securities and Exchange Law of Japan, or the Securities and Exchange Law, and ADSs will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong.    The ADSs may not be offered or sold by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance, and no advertisement, invitation or document relating to our ADSs may be issued which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance or any rules made under that Ordinance.

Singapore.    This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ADSs may not be circulated or distributed, nor may the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the ADSs are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ADSs pursuant to an offer made under Section 275 of the SFA except:

(1)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than US$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)	where no consideration is or will be given for the transfer; or

(3)	where the transfer is by operation of law.

Cayman Islands.    This prospectus does not constitute a public offer of the ADSs or ordinary shares, whether by way of sale or subscription, in the Cayman Islands. No person may offer or sell, directly or indirectly, any ADSs or ordinary shares in the Cayman Islands.

People’s Republic of China.    This prospectus may not be circulated or distributed in the PRC and the ADSs may not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

United Arab Emirates

This prospectus is not intended to constitute an offer, sale or delivery of shares or other securities under the laws of the United Arab Emirates (UAE). The ADSs have not been and will not be registered under Federal Law No. 4 of 2000 Concerning the Emirates Securities and Commodities Authority and the Emirates Security and Commodity Exchange, or with UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or with any other UAE exchange.

The offering, the ADSs and interests therein have not been approved or licensed by the UAE Central Bank or any other relevant licensing authorities in the UAE, and do not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 8 of 1984 (as amended) or otherwise.

In relation to its use in the UAE, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the ADSs may not be offered or sold directly or indirectly to the public in the UAE.

Kingdom of Bahrain

The offering is restricted in the Kingdom of Bahrain to banks, financial institutions and professional investors and any person receiving this prospectus in the Kingdom of Bahrain and not falling within those categories is ineligible to purchase the ADSs.

State of Kuwait

The ADSs have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus and the offering and sale of the ADSs in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus comes are required by us and the underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ADSs.

Kingdom of Saudi Arabia

No action has been or will be taken in the Kingdom of Saudi Arabia that would permit a public offering or private placement of the ADSs in the Kingdom of Saudi Arabia, or possession or distribution of any offering materials in relation thereto. The ADSs may only be offered and sold in the Kingdom of Saudi Arabia in accordance with Part 5 (Exempt Offers) of the Offers of Securities Regulations dated 20/8/1425 AH corresponding to 4/10/2004 (the “Regulations”) and, in accordance with Part 5 (Exempt Offers) Article 17(a)(3) of the Regulations, the ADSs will be offered to no more than 60 offerees in the Kingdom of Saudi Arabia with each such offeree paying an amount not less than Saudi Riyals one million or its equivalent. Investors are informed that Article 20 of the Regulations places restrictions on secondary market activity with respect to the ADSs. Any resale or other transfer, or attempted resale or other transfer, made other than in compliance with the above-stated restrictions shall not be recognized by us.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F, and other information. Information filed with or furnished to the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Our website address is www.vanceinfo.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus supplement or the accompanying prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

LEGAL MATTERS

We are being represented by Latham & Watkins LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by Cleary Gottlieb Steen & Hamilton LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares represented by the ADSs offered in this offering will be passed upon for us by Conyers Dill & Pearman. Certain legal matters as to PRC law will be passed upon for us by Jun He Law Offices and for the underwriters by King & Wood. Latham & Watkins LLP may rely upon Conyers Dill & Pearman with respect to matters governed by Cayman Islands law and Jun He Law Offices with respect to matters governed by PRC law.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS DATED JULY 6, 2009

(Subject to Completion)

PROSPECTUS

VanceInfo Technologies Inc.

8,200,000 Ordinary Shares

We may offer and sell to the public from time to time up to 350,000 of our ordinary shares. The selling shareholders may offer and sell to the public from time to time up to 7,850,000 of our ordinary shares. The ordinary shares may be represented by our American Depositary Shares, or ADSs. As of the date of this prospectus, each ADS represents one ordinary share, par value US$0.001 per share. Our ADSs are listed on the New York Stock Exchange and trade under the symbol “VIT.”

When we offer ordinary shares pursuant to this prospectus, we will provide specific terms of the offering in supplements to this prospectus. When the selling shareholders sell ordinary shares pursuant to this prospectus, we will identify in the applicable prospectus supplement the number of ordinary shares that the selling shareholders will be offering for sale. We will not receive any of the proceeds from the sale of our ordinary shares by the selling shareholders. We have paid the fees and expenses incident to the registration of the ordinary shares.

The ordinary shares offered by this prospectus and any prospectus supplement may be offered directly to investors or through underwriters, dealers or other agents on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters or dealers are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Investing in our ADSs involves risks. You should read this prospectus, including the risk factors incorporated herein by reference on page 12, and any prospectus supplement carefully before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these shares or passed upon the accuracy or completeness of this prospectus. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The date of this prospectus is             , 2009.

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•

“we,” “us,” “our company,” “our” and “VanceInfo” refer to VanceInfo Technologies Inc. , a Cayman Islands company, its predecessor, the IT services business of Beijing Wensi Chuangyi Software Technology Co., Ltd., its subsidiaries and its variable interest entity, Shanghai Megainfo Tech Co., Ltd., before its liquidation in January 2009;

•	“ADSs” refers to our American depositary shares, each of which represents one ordinary share, and “ADRs” refers to the American depositary receipts that evidence our ADSs;

•	“China” or “PRC” refers to the People’s Republic of China, excluding, for purposes of this prospectus only, Taiwan, Hong Kong and Macau;

•	“Huawei” refers to Huawei Technologies Co., Ltd. and certain of its affiliates;

•	“IBM” refers to International Business Machine China Company Limited, IBM Global Services (China) Company Limited and IBM Solution and Services (Shenzhen) Co., Ltd.;

•	“Microsoft” refers to Microsoft Corporation and Microsoft (China) Co., Ltd.;

•	“US$,” “U.S. dollar” or “$” refers to the legal currency of the United States;

•	“shares” or “ordinary shares” refers to our ordinary shares with par value US$0.001 per share;

•	“TIBCO” refers to TIBCO Software Inc.; and

•	all share and per share data have been adjusted to reflect a 100-for-1 split that became effective on March 10, 2005 and a further 10-for-1 split that became effective on November 3, 2005.

This prospectus is part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we and the selling shareholders may sell our shares (including ordinary shares represented by ADSs) in one or more offerings. This prospectus only provides you with a summary description of our shares and ADSs issuable upon the deposit of the shares. Each time we or the selling shareholders sell the shares, we will provide a supplement to this prospectus that contains specific information about the offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the shares, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F, and other information. Information filed with or furnished to the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

Our website address is www.vanceinfo.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus or any accompanying prospectus supplement concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

•	Our annual report on Form 20-F for the fiscal year ended December 31, 2008 filed with the SEC on May 15, 2009.

•

All subsequent reports on Form 20-F and any report on Form 6-K that so indicates it is being incorporated by reference, in each case, that we file with the SEC on or after the date on which the registration statement is first filed with the SEC and until all of the ordinary shares to which this prospectus relates have been sold.

Our annual report on Form 20-F for the fiscal year ended December 31, 2008 filed on May 15, 2009 contains a description of our business and audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference into the documents, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

VanceInfo Technologies Inc.

3/F Building 8, Zhongguancun Software Park,

Haidian District, Beijing 100193

People’s Republic of China

+86 (10) 8282-5266

Attention: Sidney Xuande Huang

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these shares in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference may contain “forward-looking” statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding future events, which may or may not occur. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will,” “would,” or similar expressions, which refer to future events and trends, identify forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our expansion plans;

•	our anticipated growth strategy;

•	our plans to recruit more employees;

•	our plans to invest in research and development to enhance our service lines;

•	our future business development, results of operations and financial condition;

•	expected changes in our net revenues and certain cost or expense items;

•	our ability to attract and retain clients; and

•	trends and competition in the offshore IT services industry.

We do not guarantee that the transactions and events described in this prospectus or in any prospectus supplement will happen as described or that they will happen at all. You should read this prospectus and any accompanying prospectus supplement completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements made or incorporated by reference in this prospectus and any accompanying prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation, beyond that required by law, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made, even though our situation will change in the future.

Whether actual results will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, and reflect future business decisions that are subject to change. Some of the assumptions, future results and levels of performance expressed or implied in the forward-looking statements we make inevitably will not materialize, and unanticipated events may occur which will affect our results. The “Risk Factors” section of this prospectus directs you to a description of the principal contingencies and uncertainties to which we believe we are subject.

This prospectus, any accompanying prospectus supplement and the information incorporated herein by reference also contain estimates, projections and statistical data related to various IT services markets globally and in several countries, including China. These market data, including data from IDC, speak as of the date they were published and include projections that are based on a number of assumptions and are not representations of fact. The IT services markets may not grow at the rates projected by the market data, or at all. The failure of the markets to grow at the projected rates may materially and adversely affect our business, financial results and the market price of our ADSs. In addition, the rapidly changing nature of the IT services markets subjects any projections or estimates relating to the growth prospects or future condition of our markets to significant uncertainties. If any one or more of the assumptions underlying the market data proves to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

OUR COMPANY

We are an IT service provider and one of the leading offshore software development companies in China. According to IDC, we ranked as the number one China-based offshore software development service provider for the North American and European markets in 2007 and 2008 as measured by revenues. Our comprehensive range of IT services includes research and development services, or R&D services, enterprise solutions, application development and maintenance, or ADM, quality assurance and testing, as well as globalization and localization. We provide these services primarily to corporations headquartered in the United States, Europe, Japan and China, targeting select industries with high growth potential for IT services such as technology, telecommunications, financial services, manufacturing, retail and distribution.

We offer our services through our globally integrated network of onsite and offsite delivery locations, primarily in China, to enable our clients to focus on their core competencies and improve operating efficiencies. With over 5,400 professionals as of March 31, 2009, we operate a number of development centers in China, or CDCs, each with dedicated project teams and facilities designed to provide tailored solutions to individual clients. We believe that these dedicated CDCs provide our clients with differentiated services and enhance their confidence in our capabilities. We also deliver our services at clients’ facilities or via our offices in major cities across China, and in the United States and Japan.

Our major clients include Huawei, IBM, Microsoft, TIBCO and a European mobile handset manufacturer. The number of our clients increased significantly from 98 for 2005 to 241 for 2008. We deploy our sales and marketing teams in several of our key target markets and in close proximity to our clients, which enables us to better understand our clients’ needs, effectively cross-sell our services and develop new client relationships.

In recent years, we have experienced significant organic growth, complemented by selective strategic acquisitions. Since 2005, we have made a number of acquisitions to strengthen our service lines and industry expertise, diversify our client base, and expand our sales network and delivery platform. Our net revenues grew from $29.1 million in 2006 to $102.7 million in 2008, representing a compound annual growth rate, or CAGR, of 88.0%. Our net income grew from $4.4 million to $16.2 million over the same period, representing a CAGR of 92.3%. Between the first quarter of 2008 and the first quarter of 2009, our net revenues and net income grew 46.8% and 26.6%, respectively, from $20.5 million and $3.0 million in the three months ended March 31, 2008 to $30.1 million and $3.8 million in the three months ended March 31, 2009.

RECENT DEVELOPMENTS

The following tables present summary consolidated financial information for our company. You should read the following information in conjunction with “Item 5. Operating and Financial Review and Prospects” included in our annual report on Form 20-F for the fiscal year ended December 31, 2008 and filed with the Securities and Exchange Commission on May 15, 2009, incorporated by reference in this prospectus, for information regarding trends and other factors that may influence our results of operations.

The summary consolidated balance sheet data as of December 31, 2008 have been derived from our audited consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2008. The summary unaudited consolidated statement of operations data for the three months ended March 31, 2008 and March 31, 2009, and the summary unaudited consolidated balance sheet data as of March 31, 2009, have been prepared on the same basis as our audited consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2008, other than the amounts in relation to noncontrolling interest, formerly referred to as minority interest, which have been reclassified in accordance with FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No.51,” which was adopted by us on January 1, 2009. The unaudited financial statements data include all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for the periods presented. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Historical results are not necessarily indicative of results to be expected in any future period.

	Three Months Ended March 31,
	2008(1)	2009
	(in US$ thousands, except for percentage, share, per share and per ADS data)
Consolidated Statement of Operations Data
Net revenues	20,502	30,087
Cost of revenues(2)	(12,718)	(18,852)

Gross profit	7,784	11,235

General and administrative expenses(2)	(4,343)	(6,347)
Selling and marketing expenses(2)	(978)	(1,039)

Total operating expenses	(5,321)	(7,386)

Other operating income	144	471

Income from operations	2,607	4,320
Interest income	667	147
Interest expense	(23)	(20)
Exchange differences	376	(198)

Income before income tax and earnings in equity investment	3,627	4,249
Provision for income tax	(591)	(405)

Income before earnings in equity investment	3,036	3,844
Earnings in equity investment	–	1

Net income	3,036	3,845
Net loss attributable to noncontrolling interest	(24)	–

Net income attributable to VanceInfo Technologies Inc.	3,060	3,845

	Three Months Ended March 31,
	2008(1)	2009
	(in US$ thousands, except for percentage, share, per share and per ADS data)
Earnings per ordinary share:
Basic	0.08	0.10
Diluted	0.08	0.10
Earnings per ADS:
Basic	0.08	0.10
Diluted	0.08	0.10
Weighted average ordinary shares used in calculating earnings per ordinary share:
Basic	37,198,907	37,669,971
Diluted	40,187,651	40,106,181
Other Consolidated Financial Data
Gross margin(3)	38.0%	37.3%
Operating margin(4)	12.7	14.4
Net margin(5)	14.8	12.8

(1)	Amounts in relation to noncontrolling interest, formerly referred to as minority interest, have been reclassified in accordance with FASB Statement No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No.51,” which was adopted by us on January 1, 2009.

(2)	Cost of revenues, general and administrative expenses and selling and marketing expenses include depreciation and amortization expenses totaling US$841,000 and US$1,204,000, and share-based compensation expenses totaling US$346,000 and US$333,000, for the three months ended March 31, 2008 and 2009, respectively.

(3)	Gross margin represents gross profit as a percentage of net revenues.

(4)	Operating margin represents income from operations as a percentage of net revenues.

(5)	Net margin represents net income as a percentage of net revenues.

	As of December 31, 2008	As of March 31, 2009
	(in US$ thousands)
Consolidated Balance Sheet Data
Assets
Current assets:
Cash and cash equivalents	79,963	79,123
Term deposit	1,466	1,463
Short-term investment	—	778
Accounts receivable	36,827	38,695
Other current assets	3,369	3,311

Total current assets	121,625	123,370

Property and equipment, net	11,260	11,335
Goodwill and other intangible assets	19,695	21,139
Other long-term assets	2,871	2,762

Total assets	155,451	158,606

Liabilities and shareholders’ equity
Current liabilities	22,062	20,492
Other liabilities	1,886	2,004

Total liabilities	23,948	22,496

Shareholders’ equity(1)	131,503	136,110

Total liabilities and shareholders’ equity	155,451	158,606

(1)	As of March 31, 2009, there were 39,120,879 ordinary shares issued and outstanding.

Three Months Ended March 31, 2009 Compared to Three Months Ended March 31, 2008

Net Revenues

Our net revenues were $30.1 million for the three months ended March 31, 2009, representing an increase of 46.8% from our net revenues of $20.5 million for the three months ended March 31, 2008. The growth in our net revenues was primarily due to an increase in sales to our existing clients and, to a lesser extent, due to the addition of new clients.

The recent adverse global economic conditions have had some adverse effects on our business and financial results in 2008 and 2009, including increased pricing pressures from some of our clients, some delays in obtaining new projects from existing clients and some delays in signing contracts with new clients. These factors and other effects of the adverse global economic conditions may continue to affect our business and financial results over the next few quarters. See “Item 3. Key Information—D. Risk Factors” and “Item 5. Operating and Financial Review and Prospects” in our annual report on Form 20-F for the year ended December 31, 2008, which is incorporated by reference in this prospectus.

Net Revenues by Service Lines

We derive net revenues from the provision of our IT services, including R&D services, enterprise solutions, ADM, quality assurance and testing, and globalization and localization.

Set forth below is our net revenue breakdown by service lines for the periods indicated:

	Three Months Ended March 31,
	2008		2009
	(in US$ thousands, except percentages)
R&D services	12,020	58.6%	18,198	60.5%
Globalization and localization	901	4.4	967	3.2
Enterprise solutions	2,352	11.5	2,621	8.7
ADM	3,725	18.2	6,575	21.9
Quality assurance and testing	1,504	7.3	1,726	5.7

Total net revenues	20,502	100.0%	30,087	100.0%

Net revenues from R&D services equaled $18.2 million for the first quarter of 2009 as compared with $12.0 million for the same period a year earlier, representing an increase of 51.4%. The portion of our total net revenues represented by enterprise solutions decreased from 11.5% in the first quarter of 2008 to 8.7% in the first quarter of 2009 because of greater growth in our other service lines. The portion of our total net revenues represented by ADM increased from 18.2% in the first quarter of 2008 to 21.9% in the first quarter of 2009 mainly due to revenues contributed by several Chinese clients acquired since the end of the first quarter of 2008.

Net Revenues by Clients

Our top five clients accounted for 58.3% of our total net revenues in the first quarter of 2009 compared to 51.2% in the first quarter of 2008. The increase in net revenues from our top five clients was primarily attributable to cross-selling, enhanced relationships and the industry’s vendor consolidation trend.

	Three Months Ended March 31,
	2008		2009
	(in US$ thousands, except percentages)
Top five clients	10,496	51.2%	17,549	58.3%
Top 10 clients	14,236	69.4	21,409	71.2

Net Revenues by Geographic Markets

Based on the location of our clients’ headquarters, the United States continued to be our largest geographic market, accounting for $13.3 million, or 44.2% of total net revenues, in the first quarter of 2009, followed by 29.2% from clients headquartered in China, 18.4% in Europe, and 8.1% in Japan.

	Three Months Ended March 31,
	2008		2009
	(in US$ thousands, except percentages)
United States(1)	12,607	61.5%	13,292	44.2%
China(1)	2,623	12.8	8,791	29.2
Europe(1)	2,629	12.8	5,525	18.4
Japan(1)	2,611	12.7	2,427	8.1
Others	32	0.2	52	0.1

Total net revenues	20,502	100.0%	30,087	100.0%

(1)	Countries or regions where the headquarters of our clients are located.

In addition, measuring our net revenues by geographic markets based on the location of the contract signing entities, rather than the location of the clients’ headquarters, China accounted for 73.3% of net revenues in the first quarter of 2009, while the United States accounted for 16.9% and Japan accounted for 7.4% in the same period.

Cost of Revenues

In the first quarter of 2009, our cost of revenues was $18.9 million, representing an increase of 48.2% from $12.7 million in the first quarter of 2008. Cost of revenues represented 62.0% and 62.7% of our net revenues in the first quarter of 2008 and 2009, respectively.

Gross Profit

Gross profit in the first quarter of 2009 was $11.2 million, an increase of 44.3% from $7.8 million in the first quarter of 2008. Gross profit as a percentage of our net revenues was 37.3% in the first quarter of 2009 compared to 38.0% in the first quarter of 2008. The decline in gross margin was due to recent pricing pressures, particularly from certain U.S. clients, and a higher revenue contribution from Chinese clients, which typically experience a slowdown in activities in the first quarter due to the Chinese New Year. Our gross margin may continue to decrease on a year-over-year basis over the next few quarters due to increasing pricing pressures.

General and Administrative Expenses

General and administrative expenses were $6.3 million in the first quarter of 2009, up 46.1% from $4.3 million a year earlier. The increase in general and administrative expenses was approximately in line with revenue growth.

Selling and Marketing Expenses

Sales and marketing expenses were essentially unchanged between the first quarters of 2008 and 2009 at $1.0 million.

Other Operating Income

Other operating income in the first quarter of 2009 was $0.5 million, up from $0.1 million in the first quarter of 2008, primarily because of increased government subsidies.

Income from Operations

Income from operations in the first quarter of 2009 was $4.3 million, up 65.7% from $2.6 million in the first quarter of 2008. Operating margin increased to 14.4% in the first quarter of 2009, up from 12.7% in the first quarter of 2008. The increase was partly attributable to our cost saving measures as well as a government grant relating to our training of new employees with college degrees.

Interest Income

Our interest income decreased from $0.7 million in the first quarter of 2008 to $0.1 million in the first quarter of 2009. The decrease was due to a reduction in interest rates.

Foreign Exchange Gain (Loss)

We incurred a foreign exchange loss of $0.2 million in the first quarter of 2009 as compared to a foreign exchange gain of $0.4 million in the first quarter of 2008. The change was primarily due to depreciation of the Japanese yen against the U.S. dollar during the first quarter of 2009.

Provision for Income Taxes

Our provision for income taxes was $0.4 million in the first quarter of 2009, compared to $0.6 million in the first quarter of 2008. Our effective tax rate was 9.5% in the first quarter of 2009, compared to 16.3% in the first quarter of 2008, reflecting a preferential tax rate of 7.5% for our main operating entity due to its status as a High and New Technology Enterprise in China under applicable PRC rules and policies, which status was not obtained until late 2008 and therefore this preferential tax rate was not reflected in the first quarter of 2008.

Net Income

Net income in the first quarter of 2009 was $3.8 million, up 26.6% from $3.0 million in the first quarter of 2008. Net margin was 12.8% in the first quarter of 2009, compared to 14.8% in the first quarter of 2008.

Recent Business Developments

Recent Acquisition

In January 2009, we acquired a team of engineers and other employees from Guangzhou Kernel Technology Limited, or Kernel, a small China-based supplier providing customized application development services to

Huawei. Over 150 IT professionals from Kernel’s offices in Guangzhou, Shenzhen and Nanjing joined us in connection with the transaction. The acquisition was accounted for as a business combination.

Share Repurchase Activity

In February 2009, our Board of Directors approved a share repurchase program authorizing us to acquire up to $10 million worth of our outstanding ADSs within the next 12 months.

New Contract with a Leading Online Travel Service Provider

In May 2009, we signed a multi-year master agreement with a leading global online travel service provider. We are providing application development and maintenance services to the new client, and helping it enhance its core platforms and services as the client continues to expand its global reach. We are working closely with the client to implement this agreement and to build a potentially sizable global delivery team in the third quarter of 2009.

Industry Recognition

In the first quarter of 2009, we were listed on two leading global outsourcing rankings: the 2009 Global Outsourcing 100 list by the International Association of Outsourcing Professionals (IAOP), and the 2009 Global Services 100 list by Global Services and neoIT. In the IAOP ranking, we have been promoted to the Leaders category, where we were awarded a top 10 spot on the sub-list “Leaders—Research & Development Services”. We were also listed on the “Leaders: Emerging Asian Markets” top 10 sub-list of the Global Services ranking.

According to IDC data released in June 2009, we ranked as the number one China-based offshore software development service provider for the North American and European markets as measured by 2008 revenues. This was the second consecutive year that we were ranked number one by IDC in this category.

RISK FACTORS

Please see the factors set forth under the heading “Item 3. Key Information—D. Risk Factors” in our most recently filed annual report on Form 20-F, which is incorporated in this prospectus by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, and, if applicable, the “Risk Factors” section in any accompanying prospectus supplement before investing in any of the shares that may be offered pursuant to this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the ordinary shares as set forth in the applicable prospectus supplement. We will not receive proceeds from sales of ordinary shares by persons other than us except as may otherwise be stated in any applicable prospectus supplement.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy certain benefits, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions, and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include a less developed body of Cayman Islands securities laws that provide significantly less protection to investors as compared to the laws of the United States, and the potential lack of standing by Cayman Islands companies to sue before the federal courts of the United States.

Our organizational documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Most of our operations are conducted in China, and most of our assets are located in China. A majority of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Jun He Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

•

recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

•	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Conyers Dill & Pearman has further advised us that the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts in the United States under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (i) such courts had proper jurisdiction over the parties subject to such judgment, (ii) such courts did not contravene the rules of natural justice of the Cayman Islands, (iii) such judgment was not obtained by fraud, (iv) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (v) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (vi) there is due compliance with the correct procedures under the laws of the Cayman Islands.

Jun He Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other agreements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. So, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law, Cap. 22 (Law 3 of 1961, as consolidated and revised) of the Cayman Islands, which is referred to as the Companies Law below.

As of the date hereof, our authorized share capital consists of 1,000,000,000 ordinary shares, with a par value of US$0.001 each. As the date hereof, 39,120,879 ordinary shares are issued and outstanding.

The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General.    All of our outstanding ordinary shares are fully paid and non-assessable. Certificates representing the ordinary shares are issued in registered form. Our shareholders who are nonresidents of the Cayman Islands may freely hold and vote their shares.

Dividends.    The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors subject to the Companies Law.

Voting Rights.    Each of our ordinary shares is entitled to one vote on all matters upon which our ordinary shares are entitled to vote. Voting at any meeting of our shareholders is by show of hands unless a poll is demanded or required by the rules of the designated stock exchange as described in our amended and restated articles of association. A poll may be demanded by:

•	the chairman of the meeting;

•

at least three shareholders present in person or, in the case of a shareholder being a corporation, by its duly authorized representative, or by proxy for the time being entitled to vote at the meeting;

•

any shareholder or shareholders present in person or, in the case of a shareholder being a corporation, by its duly authorized representative, or by proxy and representing not less than one-tenth of the total voting rights of all the shareholders having the right to vote at the meeting;

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a shareholder or shareholders present in person or, in the case of a shareholder being a corporation, by its duly authorized representative, or by proxy and holding not less than one-tenth of the issued share capital; or

•

any director or directors who, individually or collectively, hold proxies in respect of shares representing 5% or more of the total voting rights at the meeting, if required by the rules of the designated stock exchange.

A quorum required for a meeting of our shareholders consists of at least two shareholders holding at least one-third of our total outstanding shares present in person or by proxy or, if a corporation or other non-natural person, by its duly authorized representative. Our shareholders’ meetings are held annually and may be convened by our board of directors on its own initiative. Advance notice of at least ten clear days is required for the convening of our annual general meeting and other shareholders’ meetings.

An ordinary resolution to be passed by our shareholders requires the affirmative vote of a simple majority of the votes attaching to our ordinary shares cast in a general meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to our ordinary shares. A special resolution is required for important matters such as a change of name or an amendment to our amended and restated memorandum or amended and restated articles of association. Holders of our ordinary shares may effect certain changes by an ordinary resolution, including alteration of the amount of our authorized share capital, consolidation and division of all or any of our share capital into shares of larger or smaller amount than our existing share capital, and cancel any unissued shares.

Transfer of Shares.    Subject to the restrictions of our memorandum and articles of association, as applicable, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board.

Our board of directors may, in its sole discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our directors may also decline to register any transfer of any ordinary share unless (a) the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer; (b) the instrument of transfer is in respect of only one class of ordinary shares; (c) the instrument of transfer is properly stamped, if required; (d) in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; (e) the shares conceded are free of any lien in favor of us; or (f) a fee of such maximum sum as the New York Stock Exchange may determine to be payable, or such lesser sum as our board of directors may from time to time require, is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal. The registration of transfers may, on notice being given by advertisement in such one or more newspapers or by any other means in accordance with the requirement of the New York Stock Exchange to that effect, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation.    On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets will be distributed so that the losses are borne by our shareholders proportionately.

Calls on Shares and Forfeiture of Shares.    Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid on the specified time are subject to forfeiture.

Redemption of Shares.    Subject to the provisions of the Companies Law, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders, on such terms and in such manner as may be determined by special resolution.

Variations of Rights of Shares.    All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Law, be varied, modified or abrogated with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class, provided that the necessary quorum shall be a person or persons (or in case of a shareholder being a corporation, its duly authorized representative) together holding or representing by proxy not less than one-third in nominal value of the issued shares of that class.

Inspection of Books and Records.    Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find More Information about Us.”

Differences in Corporate Law

The Companies Law is modeled after that of England and Wales but does not follow recent English statutory enactments. In addition, the Companies Law differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.    Previously Cayman Islands law did not provide for mergers as that expression is understood under United States corporate law. However, the Companies (Amendment) Law, 2009 which came into force on May 11, 2009 introduced a new mechanism for mergers and consolidations between Cayman Islands companies (and between Cayman Islands companies and foreign companies if the merged company or consolidated company will continue to be a Cayman Islands company). Merger means the merging of two or more constituent companies into a sole remaining constituent company or surviving company and the vesting of the assets and liabilities of the constituent companies in the surviving company. Consolidation means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of the constituent companies in the consolidated company. The directors of each constituent company must approve a written plan of merger or consolidation (the “Plan”). The Plan must contain certain prescribed information including the basis of converting the shares in each constituent company into shares of the consolidated company or surviving company and the rights attached thereto; any proposed amendments to the memorandum and articles of the surviving company in a merger or the proposed new memorandum and articles of the consolidated company in a consolidation and details of all secured creditors. The Plan must be approved by the shareholders of each constituent company by either:

(a)	a majority in number representing 75% in value of the shareholders voting together as one class; or

(b)	a special resolution of the shareholders voting together as one class if the shares to be issued to each shareholder in the consolidated company or in the surviving company are to have the same rights and economic value as the shares held in the constituent company.

Shareholders do not need to approve a merger between a Cayman parent company and a Cayman subsidiary. For this purpose a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

The Plan must be filed with the Registrar of Companies together with supporting documents including a declaration (i) of solvency (debts as they fall due), (ii) that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the constituent companies, (iii) of the assets and liabilities of each constituent company, (iv) that no proceedings are outstanding and that no order has been made or resolution passed to wind up the constituent company or to appoint a receiver, trustee or administrator in any jurisdiction (v) that no scheme, order, compromise or arrangement has been made in any jurisdiction whereby the rights of creditors have been suspended or restricted and an undertaking that a copy of the certificate of merger or consolidation will be given to members and creditors of the constituent company and published in the Cayman Islands Gazette.

A certificate of merger or consolidation is issued by the Registrar of Companies which is prima facie evidence of compliance with all statutory requirements in respect of the merger or consolidation.

The effective date of a merger or consolidation is the date the Plan is registered by the Registrar of Companies although the Plan may provide for an effective date up to 90 days after the date of registration.

A dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation unless (i) an open market on a recognized stock exchange or interdealer quotation system exists for the shares at the end of the dissent period (see below) and (ii) the merger or consolidation consideration consists of shares of the surviving or consolidated company or depository receipts in respect thereof; shares or depository receipts of any other company which are listed on a national securities exchange or designated as a national market system security on a recognized interdealer quotation system or held of record by more than 2,000 holders on the effective date of the merger or consolidation; cash in lieu of fractional shares or depository receipts. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

The following procedure will otherwise apply:

1.	The dissentient shareholder must give written notice of objection (“notice of objection”) to the constituent company before the vote to approve the merger or consolidation.

2.	Within 20 days of the vote approving the merger or consolidation the constituent company must give written notice of the approval (“approval notice”) to all dissentient shareholders who served a notice of objection.

3.	Within 20 days (“dissent period”) of the approval notice a dissentient shareholder must give a written notice of dissent (“notice of dissent”) to the constituent company demanding payment of the fair value of his shares.

4.	Within 7 days of the expiry of the dissent period or within 7 days of the date on which the plan of merger or consolidation is filed with the Registrar of Companies (whichever is later) the constituent company, surviving company or consolidated company must make a written offer (“fair value offer”) to each dissentient shareholder to purchase their shares at a price determined by the company to be their fair value.

5.	If the company and the dissentient shareholders fail to agree the price within 30 days of the fair value offer (“negotiation period”) then within 20 days of the expiry of the negotiation period the company must apply to the Grand Court of the Cayman Islands to determine the fair value of the shares held by all dissentient shareholders who have served a notice of dissent and who have not agreed the fair value with the company.

All rights, benefits, immunities, privileges and property (including business and goodwill) of each of the constituent companies will vest in the surviving or consolidated company which will be liable for all debts, contracts, obligations, mortgages, charges, security interests and liabilities of each constituent company. Existing claims, proceedings, judgments, orders or rulings applicable to each constituent company will automatically apply to the surviving company or the consolidated company.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be sanctioned, the court can be expected to sanction the arrangement if it determines that:

•	the statutory provisions as to the required vote have been met;

•

the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take-over offer is made and accepted by holders of 90.0% of the shares within four months, the offerer may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith, collusion or a breach of the Companies Law.

If an arrangement and reconstruction or take-over offer is approved or accepted, the dissenting shareholders are unlikely to have any rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits.    We are not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not normally be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or ultra vires, which means, beyond the scope or in excess of legal power or authority;

•	the act complained of, although not ultra vires, could be effected only if authorized by more than a simple majority vote which has not been obtained; and

•	those who control the company are perpetrating a “fraud on the minority.”

Indemnification.    Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Under our amended and restated memorandum and articles of association, we may indemnify our directors, officers, employees and agents against all costs, losses, damages and expenses which they shall or may incur or sustain by reason of the execution of their duty, provided that this indemnity shall not extend to any fraud or dishonesty by such persons.

We have entered into indemnification agreements with our directors and executive officers to indemnify them to the fullest extent permitted by applicable law and our articles of association, from and against all costs, charges, expenses, liabilities and losses incurred in connection with any litigation, suit or proceeding to which such director is or is threatened to be made a party, witness or other participant.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

Registration Rights

Pursuant to our current shareholders’ agreement entered into in April 2006, as amended, we have granted certain registration rights to holders of our registrable securities, which include our preferred shares and ordinary shares converted from our preferred shares. Set forth below is a description of the registration rights granted under the agreement.

Demand Registration Rights.    Holders of at least 50% of registrable securities have the right to demand, at any time after the earlier of (i) June 30, 2007 or (ii) twelve months following the effectiveness of a registration statement for our initial public offering, that we file a registration statement covering the offer and sale of their securities as long as the securities to be registered is no less than the lesser of (x) 20% of the total registrable securities then outstanding or (y) any lesser percentage if the anticipated gross proceeds from the offering exceed US$5 million. We, however, are not obligated to effect a demand registration if we have already effected one registration in which the holders had an opportunity to participate within the six month period preceding the date of such request. We are not obligated to effect more than two demand registrations. We have the right to defer filing of a registration statement for up to 90 days if our board of directors determines in good faith that filing of a registration will be detrimental to us, but we cannot exercise the deferral right more than once in any twelve month period and cannot register an other shares during the same twelve month period.

Form F-3 or S-3 Registration Rights.    When we are eligible for use of Form F-3 or Form S-3, holders of a majority of registrable securities then outstanding have the right to request that we file a registration statement under Form F-3 or Form S-3. We may defer filing of a registration statement on Form F-3 or Form S-3 no more than once during any twelve month period for up to 60 days if our board of directors determines in good faith that filing such a registration statement will be detrimental to us and our shareholders, provided that we cannot register any other shares during such 60 day period. We are not obligated to file a registration statement on Form F-3 or Form S-3 if, among other things, we have already effected two registrations on Form F-3 or Form S-3 within the twelve month period preceding the date of holders’ request.

Piggyback Registration Rights.    If we propose to file a registration statement for a public offering of our securities other than pursuant to an S-3 or F-3 registration statement or relating to an employee benefit plan or a corporate reorganization, then we must offer holders of registrable securities an opportunity to include in this registration all or any part of their registrable securities. We must use our best effort to cause the underwriters in any underwritten offering to permit these shareholders who so requested to include their shares on the same terms and conditions as our securities to be registered.

Expenses of Registration.    We will pay all expenses relating to any demand, piggyback or F-3 or S-3 registration other than all selling expenses or other amounts payable to underwriters or brokers for selling shareholders, if applicable.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

JPMorgan Chase Bank, N.A., as depositary, will issue the ADSs representing our ordinary shares. Each ADS will represent an ownership interest in one ordinary share which we will deposit with the custodian, as agent of the depositary, under the deposit agreement among ourselves, the depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the depositary but which they have not distributed directly to you. Unless specifically requested by you, all ADSs will be issued on the books of our depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to American depositary receipts or ADRs shall include the statements you will receive which reflect your ownership of ADSs.

The depositary’s office is located at 4 New York Plaza, New York, NY 10004.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Because the depositary’s nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The obligations of the depositary and its agents are set out in the deposit agreement. The deposit agreement and the ADSs are governed by New York law.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You may obtain a copy of the deposit agreement at the SEC’s Public Reference Room which is located at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. You may also find the registration statement and the attached deposit agreement from the SEC’s website at http://www.sec.gov.

Share Dividends and Other Distributions

How will you receive dividends and other distributions on the shares underlying your ADSs?

We may make various types of distributions with respect to our shares. The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, to the extent the depositary is legally permitted it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

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Cash.    The depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (a) appropriate adjustments for taxes withheld, (b) such distribution being impermissible or impracticable with respect to certain registered holders, and (c) deduction of the depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•

Shares.    In the case of a distribution in shares, the depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

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Rights to receive additional shares.    In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the depositary may lawfully distribute such rights, the depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the depositary may:

•	sell such rights if practicable and distribute the net proceeds as cash; or

•	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•

Other Distributions.    In the case of a distribution of securities or property other than those described above, the depositary may either (a) distribute such securities or property in any manner it deems equitable and practicable or (b) to the extent the depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollars will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability for interest thereon and dealt with by the depositary in accordance with its then current practices.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

There can be no assurance that the depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

Deposit, Withdrawal and Cancellation

How does the depositary issue ADSs?

The depositary will issue ADSs if you or your broker deposit shares or evidence of rights to receive shares with the custodian. In the case of the ADSs to be issued under this prospectus, we will arrange with the underwriters named herein to deposit such shares.

Shares deposited in the future with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

The custodian will hold all deposited shares (including those being deposited by or on our behalf in connection with the offering to which this prospectus relates) for the account of the depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the depositary and any taxes or other fees or charges owing, the depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the depositary’s direct registration system, and a registered holder will receive periodic statements from the depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADSs at the depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian’s office or effect delivery by such other means as the depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the depositary may deliver deposited securities at such other place as you may request.

The depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Record Dates

The depositary may fix record dates for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•	to receive a dividend, distribution or rights;

•	to give instructions for the exercise of voting rights at a meeting of holders of ordinary shares or other deposited securities;

•

for the determination of the registered holders who shall be responsible for the fee assessed by the depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

•	to receive any notice or to act in respect of other matters all subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the depositary asks you to provide it with voting instructions, you may instruct the depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the depositary will notify the ADR holders of any shareholder meeting or solicitation of consents or proxies. This notice will state such information as its contained in the voting materials and describe how you may instruct the depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the depositary must receive them in the manner and on or before the date specified. The depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The depositary will only vote or attempt to vote as you instruct. The depositary will not itself exercise any voting discretion. Furthermore, neither the depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that you will receive voting materials in time to instruct the depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote.

Reports and Other Communications

Will I be able to view our reports?

The depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the Securities and Exchange Commission.

Additionally, if we make any written communications generally available to holders of our shares, including the depositary or the custodian, and we request the depositary to provide them to ADR holders, the depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

ADR holders will be charged a fee for each issuance of ADSs, including issuances resulting from distributions of shares, rights and other property, and for each surrender of ADSs in exchange for deposited securities. The fee in each case is $5.00 for each 100 ADSs (or any portion thereof) issued or surrendered.

The following additional charges shall be incurred by the ADR holders, by any party depositing or withdrawing shares or by any party surrendering ADRs or to whom ADRs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADRs), whichever is applicable:

•

to the extent not prohibited by the rules of any stock exchange or interdealer quotation system upon which the ADSs are traded, a fee of US$1.50 per ADR or ADRs for transfers of certificated or direct registration ADRs;

•	a fee of US$0.02 or less per ADS (or portion thereof) for any cash distribution made pursuant to the deposit agreement;

•

a fee of US$0.02 per ADS per calendar year for services performed by the depositary in administering our ADR program (which fee shall be assessed against holders of ADRs as of the record date set by the depositary not more than once each calendar year and shall be payable in the manner described in the next succeeding provision);

•

any other charge payable by any of the depositary, any of the depositary’s agents, including, without limitation, the custodian, or the agents of the depositary’s agents in connection with the servicing of our shares or other deposited securities (which charge shall be assessed against registered holders of our ADRs as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

•

a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

•	stock transfer or other taxes and other governmental charges;

•	cable, telex and facsimile transmission and delivery charges incurred at your request;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

•	expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars; and

•

such fees and expenses as are incurred by the depositary (including without limitation expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable laws, rules or regulations.

We will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between us and the depositary. The fees described above may be amended from time to time.

Our depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees. There are limits on the amount of expenses for which the depositary will reimburse us, but the amount of reimbursement available to us is not related to the amounts of fees the depositary collects from investors. The depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The depositary may generally refuse to provide services until its fees for those services and any other unpaid fees are paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the depositary may (a) deduct the amount thereof from any cash distributions, or (b) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the depositary, its custodian and any of our or their respective directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of your ADSs. None of the depositary, the custodian or VanceInfo Technologies Inc. shall be liable for the failure by any holder or beneficial owner of ADSs or ordinary shares to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. The depositary and VanceInfo Technologies Inc. shall not incur any liability for any tax consequences that may be incurred by holders and beneficial owners of ADSs or ordinary shares on account of their ownership of ordinary shares, ADRs or ADSs.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the depositary may choose to:

(1)	amend the form of ADR;

(2)	distribute additional or amended ADRs;

(3)	distribute cash, securities or other property it has received in connection with such actions;

(4)	sell any securities or property received and distribute the proceeds as cash; or

(5)	none of the above.

If the depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities.

How may the deposit agreement be terminated?

The depositary may, and shall at our written direction, terminate the deposit agreement and the ADR by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the depositary shall have (i) resigned as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders unless a successor depositary shall not be operating hereunder within 45 days of the date of such resignation, and (ii) been removed as depositary under the deposit agreement, notice of such termination by the depositary shall not be provided to registered holders of ADRs unless a successor depositary shall not be operating hereunder on the 90th day after our notice of removal was first provided to the depositary. After termination, the depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the expiration of six months from the termination date, the depositary will sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the depositary shall have no obligations except to account for such proceeds and other cash. The depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR holders

Limits on our obligations and the obligations of the depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the depositary and its custodian may require you to pay, provide or deliver:

•

payment with respect thereto of (a) any stock transfer or other tax or other governmental charge, (b) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register, and (c) any applicable fees and expenses described in the deposit agreement;

•

the production of proof satisfactory to the depositary and/or its custodian of (a) the identity of any signatory and genuineness of any signature and (b) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, payment of applicable taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, information relating to the registration of the shares on the books maintained by or on our behalf for the transfer and registration of shares, compliance with applicable laws, regulations, provisions of or governing deposited securities and terms of the deposit agreement and the ADR, as it may deem necessary or proper; and

•	compliance with such regulations as the depositary may establish consistent with the deposit agreement.

The deposit agreement expressly limits the obligations and liability of the depositary, ourselves and our respective agents. Neither we nor the depositary nor any such agent will be liable if:

•

present or future law, rule or regulation of the United States, the Cayman Islands, the People’s Republic of China or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by us, the depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreement or the ADR;

•	it performs its obligations without gross negligence or bad faith;

•

it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

The depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages.

The depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof. We reserve the right to request you to deliver your ADSs for cancellation and withdrawal of the deposited securities so as to permit us to deal with you directly as a holder of deposited securities and, by holding an ADS or an interest therein, you will be agreeing to comply with such instructions.

Requirements for Depositary Actions

We, the depositary or the custodian may refuse to:

•	issue, register or transfer an ADR or ADRs;

•	effect a split-up or combination of ADRs;

•	deliver distributions on any such ADRs; or

•	permit the withdrawal of deposited securities (unless the deposit agreement provides otherwise), until the following conditions have been met:

•	the holder has paid all taxes, governmental charges, and fees and expenses as required in the deposit agreement;

•	the holder has provided the depositary with any information it may deem necessary or proper, including, without limitation, proof of identity and the genuineness of any signature; and

•	the holder has complied with such regulations as the depositary may establish under the deposit agreement.

The depositary may also suspend the issuance of ADSs, the deposit of shares, the registration, transfer, split-up or combination of ADRs, or the withdrawal of deposited securities (unless the deposit agreement provides otherwise), if the register for ADRs or any deposited securities is closed or the depositary decides it is advisable to do so.

Books of Depositary

The depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the depositary’s direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the depositary.

The depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Pre-release of ADSs

The depositary may issue ADSs prior to the deposit with the custodian of shares (or rights to receive shares). This is called a pre-release of the ADS. A pre-release is closed out as soon as the underlying shares (or rights to receive shares from us or from any registrar, transfer agent or other entity recording share ownership or transactions) are delivered to the depositary. The depositary may pre-release ADSs only if:

•	the depositary has received collateral for the full market value of the pre-released ADSs (marked to market daily); and

•	each recipient of pre-released ADSs agrees in writing that he or she:

•	owns the underlying shares;

•	assigns all rights in such shares to the depositary;

•	holds such shares for the account of the depositary; and

•	will deliver such shares to the custodian as soon as practicable, and promptly if the depositary so demands (but in any event within five business days of the depositary’s demand therefor).

In general, the number of pre-released ADSs will not evidence more than 30% of all ADSs outstanding at any given time (excluding those evidenced by pre-released ADSs). However, the depositary may change or disregard such limit from time to time as it deems appropriate. The depositary may retain for its own account any earnings on collateral for pre-released ADSs and its charges for issuance thereof.

Appointment

In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs; and

•

appoint the depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

SELLING SHAREHOLDERS

We are registering for resale ordinary shares held by certain of our shareholders. The ordinary shares to be sold by the selling shareholders were all issued and outstanding prior to the date that we filed the registration statement on From F-3, of which this prospectus forms a part. Such shares were acquired through a series of transactions described under the heading “Item 4. Information on the Company—A. History and Development of the Company” in our most recently filed annual report on Form 20-F and in notes 15, 16 and 17 to the consolidated financial statements appended thereto, which were all completed prior to our filing of the aforesaid registration statement, as well as three additional private placements of 2,850,000, 2,964,000 and 5,586,000 ordinary shares in March 2005.

The prospectus supplement for any offering of our ordinary shares by the selling shareholders hereunder will include the following information:

•	the name of each selling shareholder;

•	the nature of any position, office or other material relationship which each selling shareholder has had within the last three years with us or any of our predecessors or affiliates;

•	the number of ordinary shares to be offered for each selling shareholder’s account; and

•	the number, and, if applicable, the percentage of ordinary shares held by each of the selling shareholders before and after the offering.

PLAN OF DISTRIBUTION

We or any selling shareholder may sell or distribute the ordinary shares offered by this prospectus, from time to time, in one or more offerings, as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

The prospectus supplement with respect to the ordinary shares may state or supplement the terms of the offering of the ordinary shares.

In addition, we may issue the ordinary shares as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase ordinary shares and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our ordinary shares through any of these methods or other methods described in the applicable prospectus supplement.

Our ordinary shares distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the ordinary shares for their own account, including through underwriting, purchase, security lending or repurchase agreements with us or any selling shareholder. The underwriters may resell the ordinary shares from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the ordinary shares in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the ordinary shares to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the ordinary shares will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered ordinary shares if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of ordinary shares offered through this prospectus, we or any selling shareholder will sell the ordinary shares to them as principals. They may then resell those ordinary shares to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We or any selling shareholder may sell the ordinary shares offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such ordinary shares may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered ordinary shares and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment.

We or any selling shareholder may sell the ordinary shares directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those ordinary shares. The terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we or any selling shareholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase ordinary shares at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Our ADSs representing our ordinary shares are listed on the New York Stock Exchange. Any underwriters that we or any selling shareholder use in the sale of offered ordinary shares may make a market in such ordinary shares, but may discontinue such market making at any time without notice.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the ordinary shares. Syndicate covering transactions involve purchases of the ordinary shares in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the ordinary shares originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the ordinary shares to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

General Information

We or any selling shareholder may have agreements with agents, underwriters, and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the maximum discount or commission to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

VALIDITY OF THE SHARES

The validity of the ordinary shares offered hereby will be passed upon for us by Conyers Dill & Pearman.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2008, and the effectiveness of our company’s internal control over financial reporting as of December 31, 2008 have been audited by Deloitte Touche Tohmatsu CPA Ltd., an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion and include an explanatory paragraph relating to the adoption of the recognition and measurement methods under Financial Accounting Standards Board Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” and (2) express an unqualified opinion on the effectiveness of our company’s internal control over financial reporting). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The offices of Deloitte Touche Tohmatsu CPA Ltd. are located at 8/F, Office Tower W2, The Towers, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, the People’s Republic of China.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles of Association provide for indemnification of officers and directors for actions, costs, charges, losses, damages and expenses incurred in their capacities as such, except through their own fraud or dishonesty.

We have entered into indemnification agreements with our directors and officers pursuant to which we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Any underwriting agreement entered into in connection with an offering of our securities may also provide for indemnification of us and our officers and directors in certain cases.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 9. EXHIBITS

The exhibits to this registration statement are listed on the Index to Exhibits to this registration statement.

ITEM 10. UNDERTAKINGS

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of shares offered (if the total dollar value of shares offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the shares being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Exchange Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Exchange Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of shares in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the shares in the registration statement to which that prospectus relates, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the shares:

The undersigned Registrant undertakes that in a primary offering of shares of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the shares to the purchaser, if the shares are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such shares to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its shares provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the shares offered therein, and the offering of such shares at that time shall be deemed to be the initial bona fide offering thereof.

(C)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beijing, People’s Republic of China, on July 6, 2009.

VANCEINFO TECHNOLOGIES INC.

By:	/s/ Chris Shuning Chen
Name:	Chris Shuning Chen
Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on July 6, 2009.

Signature	Title

/s/ Chris Shuning Chen Name: Chris Shuning Chen	Chairman and Chief Executive Officer (principal executive officer)

/s/* Name: David Lifeng Chen	Director and President

/s/ Sidney Xuande Huang Name: Sidney Xuande Huang	Chief Operating Officer and Chief Financial Officer (principal financial and accounting officer)

/s/* Name: Hao Chen	Director

/s/* Name: Ruby Lu	Director

/s/* Name: Kui Zhou	Director

/s/* Name: Daniel Mingdong Wu	Director

/s/* Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized U.S. Representative

*By:	/s/ Chris Shuning Chen Name: Chris Shuning Chen Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement

4.1	Registrant’s Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.3 from our Registration Statement on Form F-1 (file no. 333-147601) filed with the Securities and Exchange Commission on November 23, 2007)

4.2	Registrant’s Specimen Certificate for Ordinary shares (incorporated by reference to Exhibit 4.2 from our Registration Statement on Form F-1 (file no. 333-147601) filed with the Securities and Exchange Commission on November 23, 2007)

4.3	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts (incorporated by reference to Exhibit 4.3 from our Registration Statement on Form F-1 (file no. 333-147601) filed with the Securities and Exchange Commission on November 23, 2007)

5.1†	Opinion of Conyers Dill & Pearman regarding the validity of the shares

8.1†	Opinion of Latham & Watkins LLP regarding certain U.S. tax matters

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd., Independent Registered Public Accounting Firm

23.2†	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3†	Consent of Jun He Law Offices

24.1†	Powers of Attorney (included as part of signature page)

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.
†	Previously filed.